As Filed with the Securities and Exchange Commission on December 20, 2006
Registration No. 333-137689

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
(Name of Small Business Issuer in its Charter)

Delaware	2834	20-2903562
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation	Classification Code Number)
or Organization)

No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China
650217
0086-871-728-2628
(Address and Telephone Number of Principal Executive Offices)

Gui Hua Lan
No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China
650217
0086-871-728-2628
(Name, Address and Telephone Number of Agent for Service)

Copies to

Thomas J. Poletti, Esq. Anh Q. Tran, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 10100 Santa Monica Blvd., 7th Floor Los Angeles, CA 90067 Telephone (310) 552-5000 Facsimile (310) 552-5001	Joseph V. Stubbs, Esq. Scott Galer, Esq. Stubbs Alderton & Markiles, LLP 15260 Ventura Boulevard, 20th Floor Sherman Oaks, California 91403 Telephone (818) 444-4500 Facsimile (818) 444-4520

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
			Maximum		Maximum	Amount of
Title of Each Class of	Amount To Be		Offering Price		Aggregate	Registration
Securities To Be Registered	Registered (1)		Per Share		Offering Price	Fee
Common Stock, $.001 par value per share	345,000	(2)	$4.00	(2)	$1,380,000 (2)	$147.66
Common Stock, $.001 par value per share	2,548,600	(3)	$3.50	(4)	8,920,100 (4)	954.45
Common Stock, $.001 par value per share	100,000	(5)	3.50	(4)	350,000 (4)	37.45
Total Registration Fee						$1,139.56	(6)

(1)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The registration fee for securities to be offered by the Registrant is estimated and is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Includes shares which the underwriters have the option to purchase to cover over-allotments, if any.

(3)
This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the Registrant of up to 2,548,600 shares of Common Stock previously issued to such selling stockholders as named in the Resale Prospectus.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(5)
Represents shares of the Registrant’s common stock being registered for resale that have been or may be acquired upon the exercise of warrants issued to a selling stockholder named under the Resale Prospectus.

(6)	This amount has been previously paid.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains a prospectus to be used in connection with the initial public offering of up to 300,000 shares of the Registrant's common stock (in addition to 45,000 shares that may be sold upon exercise of the underwriters' over-allotment option) through the underwriters named on the cover page of that prospectus (the "IPO Prospectus"). In addition, the Registrant is contractually obligated to register on this Registration Statement for the resale of up to 2,648,600 shares of its common stock (including 100,000 shares that have been or may be acquired upon the exercise of warrants) (the “Registrable Securities”) held by selling stockholders. Consequently, this Registration Statement contains a second prospectus to cover these possible resales (the "Resale Prospectus") by certain of the Registrant's stockholders named under the Resale Prospectus (the "Selling Stockholders"). The IPO Prospectus and the Resale Prospectus are substantively identical, except for the following principal points:

•	they contain different outside and inside front covers;
•	they contain different Offering sections in the Prospectus Summary section beginning on page 2;
•	they contain different Use of Proceeds sections on page 21;
•	the Dilution section is deleted from the Resale Prospectus on page 23;
•	a Selling Stockholder section is included in the Resale Prospectus beginning on page 60A;
•	references in the IPO Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
•	the Underwriting section from the IPO Prospectus on page 60 is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place;
•	the Legal Matters section in the Resale Prospectus on page 62 deletes the reference to counsel for the underwriters; and
•	the outside back cover of the IPO Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, alternate pages to reflect the foregoing differences.

Notwithstanding the Resale Prospectus, the Selling Stockholders have agreed (i) that they will not sell any of the Registrable Securities until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated December 20, 2006

300,000 SHARES

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.

COMMON STOCK

We are a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended. However, our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to submit application documents for the listing of our common stock on the American Stock Exchange. We propose to obtain the trading symbol “[____]”. We expect that the public offering price of our common stock will be between $3.00 and $4.00 per share.

The purchase of the securities involves a high degree of risk. See section entitled “Risk Factors” beginning on page 6 .

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to China Shenghuo Pharmaceutical Holdings, Inc.	$	$

The underwriters have a 60-day option to purchase up to 45,000 additional shares of common stock from us solely to cover over-allotments, if any.

The underwriters expect to deliver the shares of common stock to purchasers on or about __________, 2006.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

WestPark Capital, Inc.

The Date of This Prospectus Is: ____________________, 2006

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2
SUMMARY FINANCIAL DATA	5
RISK FACTORS	6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	19
USE OF PROCEEDS	21
DIVIDEND POLICY	21
CAPITALIZATION	22
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	23
DILUTION	23
PRO FORMA FINANCIAL INFORMATION	24
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	25
DESCRIPTION OF BUSINESS	37
MANAGEMENT	47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	51
BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	53
DESCRIPTION OF SECURITIES	54
SHARES ELIGIBLE FOR FUTURE SALE	58
UNDERWRITING	60
LEGAL MATTERS	62
EXPERTS	62
ADDITIONAL INFORMATION	62
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
SIGNATURES	II-7

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

i

PROSPECTUS SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, including our financial statements and related notes. Our business involves significant risks. You should carefully consider the information under the heading "Risk Factors" beginning on page 6 .

China Shenghuo Pharmaceutical Holdings, Inc.

We are primarily engaged in the research, development, manufacture, and marketing of pharmaceutical, nutritional supplement and cosmetic products. Almost all of our products are derived from the medicinal herb Panax notoginseng, also known as Sanqi, Sanchi or Tienchi. Panax notoginseng is a greyish-brown or greyish-yellow plant that only grows in a few geographic locations on Earth, one of which is Yunnan Province in southwest China, where we are located. The main root of Panax notoginseng are cylindrical shaped and are most commonly one to six centimeters long and one to four centimeters in diameter. Panax notoginseng saponins (PNS), the active ingredients in Panax notoginseng, are extracted from the plant using high-tech equipment and in accord with Good Manufacturing Practice (GMP) standards.

Since our establishment, we have focused primarily on the development of products to serve three major markets—cardiovascular and cerebrovascular disease, peptic ulcer disease and health products. Our goal has been to focus on the development of pharmaceutical products and over the counters products based on traditional Chinese medicines designed to address these areas.

We believe that our business has opportunities for growth through the following growth strategies:

•	New Product Development. We will continue to evaluate and develop additional product candidates to expand our pipeline where we perceive an unmet need and commercial potential.

•
Focus on Brand Development. We intend to build brand equity by expanding our relationships within the Chinese pharmaceutical industry and with professionals within the industry, especially with physicians and hospitals.

•
Domestic Growth (China). We intend to grow our internal marketing and sales function and increase our relationships with other national distributors to expand the distribution and presence of our non-prescription brands and cosmetics.

•	International Growth. We hope to continue to expand sales into other countries where our products could be affordable treatment options.

•	Growth of Cosmetics Market Share. We intend to focus on the expansion of our cosmetics product line and devote additional marketing and sales resources.

Corporate Information

We were incorporated in the State of Delaware on May 24, 2005. We were originally organized as a “blank check” shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation. On August 31, 2006, we closed a share exchange transaction, described below, pursuant to which we (i) became the 93.75% parent of Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., a company formed under the laws of the People’s Republic of China (“Shenghuo China”), (ii) assumed the operations of Shenghuo China and its subsidiaries and (iii) changed our name from SRKP 8, Inc. to China Shenghuo Pharmaceutical Holdings, Inc.

We operate through Shenghuo China and the three foreign owned subsidiaries of Shenghuo China that are also organized under the laws of the People’s Republic of China.

We are a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended. However, our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to submit application documents for the listing of our common stock on the American Stock Exchange. We propose to obtain the trading symbol “[____]”.

Our corporate offices are located at No. 2, Jing You Road, Kunming National Economy & Technology Developing District, People’s Republic of China 650217.

Recent Events

Completion of Share Exchange

On June 30, 2006, we entered into a share exchange agreement (the “Exchange Agreement”) with Shenghuo China and Lan’s Int’l Medicine Investment Co., Limited, a Hong Kong corporation and shareholder holding 93.75% of the equity interest of Shenghuo China (“LIMI”). On August 11 and 28, 2006, the parties entered into Amendment No. 1 and 2 to the Exchange Agreement, respectively. Pursuant to the Exchange Agreement, as amended, we agreed to issue an aggregate of 16,255,400 shares of our common stock to LIMI and its designees in exchange for 93.75% of the equity interest of Shenghuo China (the “Share Exchange”).

On August 31, 2006, the Share Exchange closed. Upon the closing of the Share Exchange, we (i) became the 93.75% parent of Shenghuo China, (ii) assumed the operations of Shenghuo China and its subsidiaries and (iii) changed our name from SRKP 8, Inc. to China Shenghuo Pharmaceutical Holdings, Inc.

Principal Terms of the Share Exchange

Upon the closing of the Share Exchange, we issued an aggregate of 16,255,400 shares of our common stock to LIMI and its designees in exchange for 93.75% of the equity interest of Shenghuo China. Pursuant to the Exchange Agreement, as amended, we issued 15,213,000 shares of common stock to LIMI and 567,600 and 474,800 shares of common stock to Marvel International Limited and FirstAlliance Financial Group, Inc., respectively, as designees of LIMI. In addition, at the closing of the Share Exchange, we issued 200,000 shares of our common stock and five year warrants to purchase 100,000 shares of our common stock at a per share exercise price of $2.50 for investor relations services (the “IR Securities”). Immediately following the closing of the Share Exchange and after giving effect to the issuance of the IR Securities, LIMI and its designees beneficially owned approximately 85.0% of our issued and outstanding common stock, our pre-existing shareholders owned approximately 3.5% and investors in the Private Placement (described below) that closed concurrently with the Share Exchange owned approximately 10.5% of our outstanding common stock. We issued no fractional shares in connection with the Share Exchange. Immediately after the closing of the Share Exchange, we changed our corporate name from SRKP 8, Inc. to China Shenghuo Pharmaceutical Holdings, Inc.

FirstAlliance Financial Group, Inc. was hired by LIMI as a consultant to assist LIMI in selecting the right venue for the listing of the securities of our common stock, coordinating with various parties related to the share exchange transaction and assisting in the preparation of various documents. FirstAlliance’s services will be completed when we complete our listing process. Marvel International Limited acted as the finder in the share exchange transaction. Marvel’s service was completed when the share exchange was completed. Neither FirstAlliance nor Marvel is an affiliate of LIMI.

Immediately prior to the Share Exchange and Private Placement, certain of our shareholders agreed to cancel an aggregate of 2,036,000 shares of common stock such that there were 664,000 shares of common stock outstanding immediately prior to the Share Exchange and Private Placement. Immediately after the closing of the Share Exchange, Private Placement and after giving effect to the issuance of the IR Securities, we had 19,119,400 outstanding shares of common stock and warrants to purchase 100,000 shares of our common stock.

Pursuant to the terms of the Share Exchange, we agreed to register a total of 664,000 shares of common stock held by our shareholders immediately prior to the Share Exchange. Of these 664,000 shares held by our shareholders, 348,600 shares would be covered by the resale registration statement filed in connection with the Private Placement (described below) and 315,400 shares that are held by affiliates of Westpark Capital, Inc. (“WestPark”) are to be included in a subsequent registration statement filed by us within ten days after the end of the six month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement. WestPark acted as the placement agent in the Private Placement. We also agreed to register the IR Securities in the registration statement filed in connection with the Private Placement and to include 1,042,400 shares of common stock that were issued to FirstAlliance Financial Group, Inc. and Marvel International Limited as designees of LIMI (the former majority shareholder of Shenghuo China) upon the closing of the Share Exchange in the subsequent registration statement that we agreed to file to register the shares held by the affiliates of Westpark.

The transactions contemplated by the Exchange Agreement, as amended, were intended to be a “tax-free” incorporation pursuant to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended.

The Private Placement

On August 31, 2006, concurrently with the close of the Share Exchange, we received gross proceeds of $1,800,000 in a private placement transaction (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 2,000,000 shares of common stock at $0.90 per share. We agreed to file a registration statement covering the common stock sold in the private placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor. The investors in the Private Placement also entered into a lock up agreement pursuant to which they agreed not to sell their shares until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period. After commissions and expenses, we received net proceeds of approximately $1.5 million in the Private Placement. WestPark acted as placement agent in connection with the Private Placement. For its services as placement agent, WestPark was paid a commission equal to 9.0% of the gross proceeds from the financing, in addition to a 2% non-accountable expense fee, for an aggregate amount fee of $198,000. Some of the controlling shareholders and control persons of WestPark were also, prior to the completion of the Share Exchange, controlling shareholders and control persons of our company, including Richard Rappaport, who is the Chief Executive Officer of WestPark and was the President and a significant shareholder of our company prior to the Share Exchange, and Anthony C. Pintsopoulos, who is the Chief Financial Officer of Westpark and was a controlling stockholder and an officer and director of our company prior to the Share Exchange. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with our company upon the closing of the Share Exchange.

The Offering

Common stock offered we are offering	300,000 shares (1)

Common stock outstanding after the offering	19,419,400 shares (2)

Offering Price	$3.00 to $4.00 (estimated) per share

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See "Use of Proceeds" on page 21 for more information on the use of proceeds.

Risk factors
Investing in these securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section.

(1)
Excludes up to 45,000 shares that may be sold upon the underwriters’ over-allotment option. We are also concurrently registering for resale under a separate prospectus up to 2,648,600 shares of our common stock held by the selling stockholders named under the prospectus, including 100,000 shares that have been or may be acquired upon the exercise of warrants. None of these shares are being offered by us and we will not receive any proceeds from the sale of these shares. For additional information, see above under “Prospectus Summary - Relevant Events - Principal Terms of the Share Exchange” and “- The Private Placement.”

(2)
Based on 19,119,400 shares of common stock issued and outstanding as of December 1, 2006. The number of shares of our common stock outstanding excludes 100,000 shares of our common stock issuable upon exercise of outstanding warrants.

SUMMARY FINANCIAL DATA

     The following is a summary of consolidated statements of operations data for us for the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005 and 2004 and consolidated balance sheet data for us as of September 30, 2006 and December 31, 2005 and 2004. The following summary financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, related notes, and other financial information included herein. This information is only a summary. It does not necessarily represent or indicate what the financial position and results of operations of our company will be in the future.

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
Consolidated Statements of Operations	2006	2005	2005	2004
	(unaudited)	(unaudited)
Sale of Products	$13,796,773	$5,759,914	$11,066,783	$7,597,590
Comprehensive Income (Loss)	$2,283,700	$(205,500)	$1,735,564	$141,526
Basic and Diluted Earnings (Loss) Per Share	$0.13	$(0.01)	$0.10	$0.01

	September 30,	December 31,
Consolidated Balance Sheets	2006	2005	2004
	(unaudited)
Total Current Assets	$19,119,674	$10,429,658	$8,617,597
Total Assets	28,154,781	19,598,445	16,708,303
Total Current Liabilities	20,969,889	14,619,666	13,821,784
Total Liabilities	20,969,889	17,096,944	15,993,992
Total Stockholders' Equity	6,847,089	2,170,050	434,486

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. If and when our common stock is traded, the trading price could decline due to any of these risks, and an investor may lose all or part of his investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting our company. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus. With respect to this discussion, the terms “Shenghuo,” the “Company,” “we,” “us,” or “our” refer to China Shenghuo Pharmaceutical Holdings, Inc., our 93.75%-owned subsidiary Kunming Shenghuo Pharmaceutical (Group) Co., Ltd. (“Shenghuo China”) and the three foreign owned subsidiaries of Shenghuo China that are organized under the laws of the People’s Republic of China (“PRC” or “China”).

RISKS RELATED TO OUR OPERATIONS

Our Current Business Is Primarily Based On A Single Product, Which Accounts For More Than 90% Of Our Revenues, And We May Not Be Able To Generate Significant Revenue If This Product Fails.

More than 90% of our revenue comes from a single product, Xuesaitong Soft Capsules, and our business may fail if this product fails. If we experience difficulties or obstacles in the manufacture and sale of the Xuesaitong Soft Capsules, or if our licenses and government approvals are revoked to sell the product, then we may not be able to generate significant revenues, our business may fail and you would lose all or part of your investment in our company.

We Rely On A Few Suppliers For Sanchi, The Primary Ingredient in Most of Our Products, And Any Disruption With Our Suppliers Could Delay Product Shipments And Have a Material Adverse Impact on Our Business Operations And Profitability.

Due to the limited availability of Sanchi, we currently rely on a small number of suppliers as our source for Sanchi, the primary raw material that is needed for us to produce our products. We believe that there are few alternative suppliers available to supply the Sanchi plant, and should any of our current suppliers terminate their business arrangements with us or increase their prices of materials supplied, it would delay product shipments and adversely affect our business operations and profitability. In addition, if the suppliers refused to sell Sanchi, or increased the sales prices of Sanchi, this would also have a material adverse impact on our results of operations.

If Our Primary Product Is Replaced By Other Medicines Or Is Removed From China’s Insurance Catalogue In The Future, Our Revenue Will Suffer Substantially.

Under Chinese regulations, patients purchasing medicines listed by China’s state and/or provincial governments in the Insurance Catalogue may be reimbursed, in part or in whole, by a social medicine fund. Accordingly, pharmaceutical distributors prefer to engage in the distribution of medicines listed in the Insurance Catalogue. Since 2005, the main product, Xuesaitong Soft Capsules, that we manufacture and sell is listed in the Insurance Catalogue. The content of the Insurance Catalogue is subject to change by the Ministry of Labor and Social Security of China, and new medicines may be added to the Insurance Catalogue by provincial level authorities as part of their limited ability to change certain medicines listed in the Insurance Catalogue. Xuesaitong Soft Capsules accounted for more than 90% of our revenues for the year ended December 31, 2005 and the nine months ended September 30, 2006, and if this product is replaced by other medicines or removed from the Insurance Catalogue in the future, our total revenue will suffer substantially.

We May Need To Raise Additional Capital To Fund Our Operations And Failure To Raise Additional Capital May Force Us To Delay, Reduce, Or Eliminate Our Product Development Programs.

Due to the large funds required for research and development and the subsequent marketing of products, the pharmaceutical industry is very capital intensive. The industry is characterized by large receivable turnovers, which could mean that we will need more working capital if our revenues increase. We have traditionally been committed to research and development and it is possible that we will need to raise additional capital within the foreseeable future. Additional capital may be needed for the development of new products or product lines, financing of general and administrative expenses, licensing or acquisition of additional technologies, and marketing of new or existing products. There are no assurances that we will be able to raise the appropriate amount of capital needed for our future operations. Failure to obtain funding when needed may force us to delay, reduce, or eliminate our product development programs.

Our Three Largest Customers Account For A Significant Percentage of Our Sales. We Cannot Be Certain That These Sales Will Continue; If They Do Not, Our Revenues Will Likely Decline.

Our three largest customers accounted for approximately 21.7% and 29.2% of our sales for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively. We do not have any long-term contracts with these customers, each of whom orders only on a “purchase order” basis. There can be no assurances that any of these customers will continue to purchase products from us. The loss of any or all of these customers or a significant reduction in their orders would have a materially adverse effect on our revenues.

The Failure To Manage Growth Effectively Could Have An Adverse Effect On Our Business, Financial Condition, And Results Of Operations

The rapid market growth, if any, of our pharmaceutical products may require us to expand our employee base for managerial, operational, financial, and other purposes. As of September 30, 2006, we had 438 full-time, salaried employees, in addition to our employment over 400 sales representatives who are paid on a commission basis. The continued future growth will impose significant added responsibilities upon the members of our management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we need increased liquidity to finance the purchases of raw materials and supplies, research and development of new products, acquisition of new businesses and technologies, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and control. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability.

Our Planned Expansion Of Sales Into Overseas Markets Could Fail, Reduce Operating Results And/Or Expose Us To Increased Risks Associated With Different Market Dynamics And Competition In Any Of The Foreign Countries Where We Attempt To Sell Our Products.

We would face many new obstacles in our planned expansion of product sales in overseas markets. These markets are untested for our products and we face risks in expanding our business overseas, which include differences in regulatory product testing requirements, patent protection, taxation policy, legal systems and rules, marketing costs, fluctuations in currency exchange rates and changes in political and economic conditions. We may not be as successful as our competitors in generating revenues in international markets due to the lack of recognition of our products or other factors. Developing product recognition overseas is expensive and time-consuming and our international expansion efforts may be more costly and less profitable than we expect. If we are not successful in our target markets, our sales could decline, our margins could be negatively impacted and we could lose market share, any of which could materially harm our business, results of operations and profitability.

We Are Dependent On Certain Key Personnel And Loss Of These Key Personnel Could Have A Material Adverse Effect On Our Business, Financial Condition And Results Of Operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and pharmaceutical factory operational expertise of key personnel. Gui Hua Lan, our Chief Executive Officer, Zheng Yi Wang, our Executive Director of Exports, Feng Lan, our President, Lei Lan, our Executive Director of Sales, and Qiong Hua Gao, our Chief Financial Officer, perform key functions in the operation of our business. There can be no assurance that we will be able to retain these officers after the term of their employment contracts expire. The loss of these officers could have a material adverse effect upon our business, financial condition, and results of operations. We must attract, recruit and retain a sizeable workforce of technically competent employees. Our ability to effectively implement our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced management and other key personnel. We cannot assure that we will be able to hire or retain such employees.

Our Business And The Success Of Our Products Could Be Harmed If We Are Unable To Maintain Our Brand Image.

We believe that establishing and strengthening our Lixuwang brand is critical to achieving widespread acceptance of our products and to establishing key strategic relationships. The importance of brand recognition will increase as current and potential competitors enter the Chinese pharmaceutical market with competing products. Our ability to promote and position our Lixuwang brand depends largely on the success of our marketing efforts and our ability to provide high quality products and customer service. These activities are expensive and we may not generate a corresponding increase in sales to justify these costs. If we fail to establish and maintain our brand, or if our brand value is damaged or diluted, we may be unable to maintain or increase our sales or revenue.

We Face Intense Competition In The Pharmaceutical Industry And Such Competition Could Cause Our Sales Revenue And Profits To Decline.

The pharmaceutical industry both within China and globally is intensely competitive and is characterized by rapid and significant technological progress, and our operating environment is increasingly competitive. We face intense competitors that will attempt to create or are marketing products in the PRC that are similar to our products. Our competitors, both domestic and international, include large pharmaceutical companies, universities, and public and private research institutions that currently engage in or may engage in efforts related to the discovery and development of new pharmaceuticals. Many of these entities have substantially greater research and development capabilities and financial, scientific, manufacturing, marketing and sales resources than we do, as well as more experience in research and development, clinical trials, regulatory matters, manufacturing, marketing and sales. There can be no assurance that our products will be either more effective in their therapeutic abilities and/or be able to compete in price with that of our competitors. Failure to do either of these may result in decreased profits.

If Our Pharmaceutical Products Fail To Receive Regulatory Approval Or Are Severely Limited In These Products’ Scope Of Use, We May Be Unable To Recoup Considerable Research And Development Expenditures.

The production of our pharmaceutical products is subject to the regulatory approval of the State Food and Drug Administration (SFDA) in China. The regulatory approval procedure for pharmaceuticals can be quite lengthy, costly, and uncertain. Depending upon the discretion of the SFDA, the approval process may be significantly delayed by additional clinical testing and require the expenditure of resources not currently available; in such an event, it may be necessary for us to abandon our application. Even where approval of the product is granted, it may contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use. If approval of our product is denied, abandoned, or severely limited in terms of the scope of products use, it may result in the inability to recoup considerable research and development expenditures.

Currently, two of our products, Wei Dingkang Soft Capsules and Dencichine Hemostat, have pending applications with the SFDA. Phase II clinical testing for Wei DingKang Soft Capsules is almost complete. Dencichine Hemostat completed a second review and was required to undergo neurotoxicity testing. The Chinese Military Medical Institute will perform these tests. The risk is that if we do not receive timely approval for either of these drugs, then production will be delayed and sales of the products cannot be planned for.

If All Or A Significant Portion Of Our Customers With Trade Receivables Fail To Pay All Or Part Of The Trade Receivables Or Delay The Repayment, Our Net Income Will Decrease And Our Profitability Will Be Adversely Affected.

We had trade receivables, net of allowance for doubtful accounts, of approximately $10.8 million (unaudited) as of September 30, 2006. The standard credit period for most of our clients, especially new clients, is two months. For certain clients, such as long-standing clients or largest clients, we will extend the credit period. Within the medical industry in China, the collection period is generally longer than for other industries. Our estimated average collection period for 2005 was 150 days. There is no assurance that our trade receivables will be fully repaid on a timely basis. If all or a significant portion of our customers with trade receivables fail to pay all or part of the trade receivables or delay the payment due to us for whatever reason, our net profit will decrease and our profitability will be adversely affected.

Our Success Is Highly Dependent On Continually Developing New And Advanced Products, Technologies, And Processes And Failure To Do So May Cause Us To Lose Our Competitiveness In The Pharmaceutical Industry And May Cause Our Profits To Decline.

To remain competitive in the pharmaceutical industry, it is important to continually develop new and advanced products, technologies, and processes. There is no assurance that our competitors’ new products, technologies, and processes will not render our existing products obsolete or non-competitive. Our competitiveness in the pharmaceutical market therefore relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes. The research and development of new products and technologies is costly and time consuming, and there are no assurances that our research and development of new products will either be successful or completed within the anticipate timeframe, if ever at all. Our failure to technologically evolve and/or develop new or enhanced products may cause us to lose our competitiveness in the pharmaceutical industry and may cause our profits to decline.

If We Fail To Develop New Products With High Profit Margins And Our High Profit Margin Products Are Substituted By Competitor’s Products, Our Gross And Net Profit Margins Will Be Adversely Affected.

For the year ended December 31, 2005 and the nine months ended September 30, 2006, the gross profit margin for our products was approximately 61.9% and 67.5% (unaudited), respectively. However, there is no assurance that we will be able to sustain such profit margins in the future. The pharmaceutical industry is very competitive, and there may be pressure to reduce sale prices of products without a corresponding decrease in the price of raw materials. In addition, the medical industry in China is highly competitive and new products are constantly being introduced to the market. In order to increase the sales of our products and expand our market, we may be forced to reduce prices in the future, leading to a decrease in gross profit margin. To the extent that we fail to develop new products with high profit margins and our high profit margin products are substituted by competitors’ products, our gross profit margins will be adversely affected.

The Commercial Success Of Our Products Depends Upon The Degree Of Market Acceptance Among The Medical Community And Failure To Attain Market Acceptance Among The Medical Community May Have An Adverse Impact On Our Operations And Profitability.

The commercial success of our products depends upon the degree of market acceptance among the medical community, such as hospitals and physicians. Even if our products are approved by the SFDA, there is no assurance that physicians will prescribe or recommend our products to patients. Furthermore, a product’s prevalence and use at hospitals may be contingent upon our relationship with the medical community. The acceptance of our products among the medical community may depend upon several factors, including but not limited to, the product’s acceptance by physicians and patients as a safe and effective treatment, cost effectiveness, potential advantages over alternative treatments, and the prevalence and severity of side effects. Failure to attain market acceptance among the medical community may have an adverse impact on our operations and profitability.

Our Primary Product Is Subject To Price Controls By The China Government, Which May Affect Both Our Revenues And Net Income.

The laws of the PRC provide for the government to fix and adjust prices. During the year ended December 31, 2005 and the nine months ended September 30, 2006, our primary product Xuesaitong Soft Capsules was subject to price controls which affected our gross profit, gross margin and net income. It is possible that additional products may be subject to price control, or that price controls may be increased in the future. To the extent that we are subject to price control, our revenue, gross profit, gross margin and net income will be affected since the revenue we derive from our sales will be limited and it may face no limitation on our costs. Further, if price controls affect both our revenue and costs, our ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable regulatory authorities in the PRC.

Our Certificates, Permits, And Licenses Related To Our Pharmaceutical Operations Are Subject To Governmental Control And Renewal And Failure To Obtain Renewal Will Cause All Or Part Of Our Operations To Be Terminated.

We are subject to various PRC laws and regulations pertaining to the pharmaceutical industry. We have attained certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the PRC. We also obtained pharmaceutical products and health food GMP certificates. The pharmaceutical production permit and GMP certificates are valid for a term of five years and the health food certifications are valid for four year terms, and each must be renewed before their expiration. We originally obtained our Medicine Production Permit on November 4, 1996, which is valid until December 31, 2010. The Medicine Production Permit applies to products described as tablet, granule, capsule, soft capsule, powder, ointment and medicinal. If the permit expires without renewal, we will not be able to operate medicine production which will cause our operations to be terminated. We intend to apply for a renewed Medicine Production Permit before our current production permit expires on December 31, 2010.

We hold numerous GMP certificates that expire, as follows:

•	a GMP certificate for ointment products that expires on June 12, 2011;

•	a GMP certificate for powder products that expires on April 21, 2009;

•	a GMP certificate for products in the form of tablet, granule, capsule, and soft capsule that expires on August 21, 2007; and

•	a GMP certificate for health food products in the form of tablets, capsules, soft capsules, and granules that expires on October 13, 2009.

We intend to apply for renewal of these GMP certificates prior to expiration. During the renewal process, we will be re-evaluated by the appropriate governmental authorities and must comply with the then prevailing standards and regulations which may change from time to time. In the event that we are not able to renew the certificates, permits and licenses, all or part of our operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our operation and profitability.

We Cannot Guarantee The Protection Of Our Intellectual Property Rights And If Infringement Or Counterfeiting Of Our Intellectual Property Rights Occurs, Our Reputation And Business May Be Adversely Affected

To protect the reputation of our products, we have registered and applied for registration of our trademarks in the PRC where we have a major business presence. Our products are sold under these trademarks. There is no assurance that there will not be any infringement of our brand name or other registered trademarks or counterfeiting of our products in the future. Should any such infringement or counterfeiting occur, our reputation and business may be adversely affected. We may also incur significant expenses and substantial amounts of time and effort to enforce our intellectual property rights in the future. Such diversion of our resources may adversely affect our existing business and future expansion plans.

We Enjoy Certain Preferential Tax Concessions And Loss Of These Preferential Tax Concessions Will Cause Our Tax Liabilities To Increase And Our Profitability To Decline.

We enjoy preferential tax concessions in the PRC as a high-tech enterprise. Pursuant to the State Council’s Regulations on Encouraging Investment in and Development, we were granted a reduction in our income tax rate and has had an income tax rate of 15% since 2003. We are currently applying for a more favorable tax rate under which we could pay no income taxes for the two years and half of our current rate for the three years thereafter. If the application is not successful, the income tax rate for us will be 15%. In addition, there is no assurance that the preferential tax treatment in the PRC will remain unchanged and effective. Our tax liabilities will increase and our profits may accordingly decline if our reduced income tax rate is no longer applicable and/or the tax relief on investment in PRC is no longer available.

We Do Not Carry Insurance To Cover Any Losses Due To Fire, Casualty Or Theft At Our Production Facility Located In Kunming, China.

We have not obtained fire, casualty and theft insurance, and there is not insurance coverage of our raw materials, goods and merchandise, furniture and equipment and production facility in China. Any losses incurred by us will have to be borne by itself without any assistance, and it may not have sufficient capital to cover material damage to, or the loss of, our production facility due to fire, severe weather, flood or other cause, and such damage or loss would have a material adverse effect on our financial condition, business and prospects.

We May Suffer As A Result Of Product Liability Or Defective Products

We may produce products which inadvertently have an adverse pharmaceutical effect on the health of individuals despite proper testing. Existing PRC laws and regulations do not require us to maintain third party liability insurance to cover product liability claims. However, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and the inability to commercialize some products.

We Rely On The Cooperation With Research Laboratories And Universities, And If These Institutions Cease To Cooperate With Us And We Cannot Find Other Suitable Substitute Research And Development Partners, Our Ability To Develop New Products May Be Hindered And Our Business May Be Adversely Affected

We cooperate with several research institutions including the Shijia Research Center of Beijing University. We rely to a certain extent on these institutions for our development of new products. There is no assurance that these institutions will continue cooperating with us to develop new products. In the event that these institutions cease to cooperate with us and it cannot find other suitable substitute research and development partners, our ability to develop new products may be hindered and our business may be adversely affected.

RISKS RELATED TO CONDUCTING BUSINESS IN CHINA

All Of Our Assets Are Located In China And Substantially All Of Our Revenues Are Derived From Our Operations In China, And Changes In The Political And Economic Policies Of The PRC Government Could Have A Significant Impact Upon The Business We May Be Able To Conduct In The PRC And Our Results Of Operations And Financial Condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The PRC has operated as a socialist state since the mid-1900s and is controlled by the Communist Party of China. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. The PRC has only permitted provincial and local economic autonomy and private economic activities since 1988. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy, particularly the pharmaceutical industry, through regulation and state ownership. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under our current leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

The PRC Laws And Regulations Governing Our Current Business Operations Are Sometimes Vague And Uncertain. Any Changes In Such PRC Laws And Regulations May Have A Material And Adverse Effect On Our Business.

The PRC’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We are considered a foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. If the relevant authorities find that we are in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses;

•	requiring that we restructure our ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

The Foreign Currency Exchange Rate Between U.S. Dollars And Renminbi Could Adversely Affect Our Financial Condition.

To the extent that we need to convert dollars into Renminbi for our operational needs, our financial position and the price of our common stock may be adversely affected should the Renminbi appreciate against the U.S. dollar at that time. Conversely, if we decide to convert our Renminbi into dollars for the operational needs or paying dividends on our common stock, the dollar equivalent of our earnings from our subsidiary in China would be reduced should the dollar appreciate against the Renminbi.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the dollar.

Inflation In The PRC Could Negatively Affect Our Profitability And Growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. During the past decade, the rate of inflation in China has been as high as approximately 20% and China has experienced deflation as low as approximately minus 2%. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. The implementation of such policies may impede economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. In April 2006, the People’s Bank of China raised the interest rate again. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

Recent PRC Regulations Relating To Acquisitions Of PRC Companies By Foreign Entities May Create Regulatory Uncertainties That Could Restrict Or Limit Our Ability To Operate, Including Our Ability To Pay Dividends.

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities for equity interests or assets of the foreign entities.

In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations. The April notice also provides that failure to comply with the registration procedures set forth therein may result in restrictions on our PRC resident shareholders and our subsidiaries. Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

In addition, on August 8, 2006, the Ministry of Commerce (“MOFCOM”), joined by the State-Owned Assets Supervision and Administration Commission of the State Council, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and SAFE, amended and released the Provisions for Foreign Investors to Merge and Acquire Domestic Enterprises, new foreign-investment rules which took effect September 8, 2006, superseding much, but not all, of the guidance in the prior SAFE circulars. These new rules significantly revise China’s regulatory framework governing onshore-offshore restructurings and how foreign investors can acquire domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

These new rules may significantly affect the means by which offshore-onshore restructurings are undertaken in China in connection with offshore private equity and venture capital financings, mergers and acquisitions. It is expected that such transactional activity in China in the near future will require significant case-by-case guidance from MOFCOM and other government authorities as appropriate. It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure its domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of the SAFE notices and new rules. Our business operations or future strategy could be adversely affected by the SAFE notices and the new rules. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities.

Failure To Comply With The United States Foreign Corrupt Practices Act Could Subject Us To Penalties And Other Adverse Consequences.

Upon completion of the Share Exchange, we became subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Any Recurrence Of Severe Acute Respiratory Syndrome, Avian Flu, Or Another Widespread Public Health Problem, In The PRC Could Adversely Affect Our Operations.

A renewed outbreak of Severe Acute Respiratory Syndrome, Avian Flu or another widespread public health problem in China, where all of our manufacturing facilities are located and where all of our sales occur, could have a negative effect on our operations. Such an outbreak could have an impact on our operations as a result of:

•	quarantines or closures of some of our manufacturing facilities, which would severely disrupt our operations,

•	the sickness or death of our key officers and employees, and

•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

A Downturn In The Economy Of The PRC May Slow Our Growth And Profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business, especially if it results in either a decreased use of our products or in pressure on us to lower our prices.

We May Have Difficulty Establishing Adequate Management, Legal And Financial Controls In The PRC.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent it from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

You May Experience Difficulties In Effecting Service Of Legal Process, Enforcing Foreign Judgments Or Bringing Original Actions In China Based Upon U.S. laws, Including The Federal Securities Laws Or Other Foreign Laws Against Us Or Our Management.

All of our current operations are conducted in China. Moreover, all of our directors and officers are nationals and residents of China. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

RISKS RELATED TO OUR CAPITAL STRUCTURE

There Is No Current Trading Market For Our Common Stock, And There Is No Assurance Of An Established Public Trading Market, Which Would Adversely Affect The Ability Of Our Investors To Sell Their Securities In The Public Market.

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to submit application documents for the listing of our common stock on the American Stock Exchange (“AMEX”). There is no guarantee that AMEX, or any other exchange or quotation system, will permit our share to be listed and traded. If we fail to obtain a listing on AMEX, we may seek quotation on the OTC Bulletin Board. The NASD has enacted changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than AMEX. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for AMEX. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.

Shares Eligible For Future Sale May Adversely Affect The Market Price Of Our Common Stock, As The Future Sale Of A Substantial Amount Of Outstanding Stock In The Public Marketplace Could Reduce The Price Of Our Common Stock.

Pursuant to the terms of the Share Exchange, we agreed to file a registration statement with the Securities and Exchange Commission to register a total of 2,000,000 shares of common stock issued in an equity financing that was conducted in connection with the Share Exchange in August 2006. The registration statement must be filed within 30 days of the closing of the Share Exchange. The investors in the Private Placement also entered into a lock up agreement pursuant to which they agreed not to sell their shares until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis. We also agreed to register the IR Securities, which consist of 200,000 shares of our common stock and five-year warrants to purchase 100,000 shares of our common stock at a per share exercise price of $2.50, in the registration statement filed in connection with the Private Placement. In addition, we agreed to register all of the 664,000 shares of common stock held by our shareholders immediately prior to the Share Exchange. Of these 664,000 shares, 348,600 shares would be covered by the registration statement filed in connection with the Private Placement and 315,400 shares that are held by affiliates of Westpark Capital, Inc. would be included in a subsequent registration statement filed by us within ten days after the end of the six month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement. We also agreed to register 1,042,400 shares of common stock that were issued to FirstAlliance Financial Group, Inc. and Marvel International Limited as designees of the former shareholder of Shenghuo China upon the closing of the Share Exchange in the subsequent registration statement that we will file to register the shares held by the affiliates of Westpark Capital, Inc. All of the shares included in an effective registration statement as described above may be freely sold and transferred except if subject to a lock up agreement.

Additionally, following the Share Exchange, the former stockholder of Shenghuo China may be eligible to sell all or some of our shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. As of the closing of the Share Exchange, 1% of our issued and outstanding shares of common stock was approximately 191,194 shares. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

Following The Share Exchange, The Former Principal Stockholder Of Shenghuo China Has Significant Influence Over Us.

Our largest shareholder, Lan’s Int’l Medicine Investment Co., Limited, or LIMI, beneficially owns or controls approximately 80% of our outstanding shares as of the close of the Share Exchange. Gui Hua Lan, our Chief Executive Officer, Feng Lan, our President, and Zheng Yi Wang, our Executive Director of Exports, are directors and have voting and investment control over the shares owned by LIMI. In addition, Gui Hua Lan, Feng Lan and Zheng Yi Wang owns 62.2%, 5.0% and 1.3%, respectively, of LIMI’s issued and outstanding shares. Other of our officers and directors hold equity interests in LIMI. LIMI has controlling influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. LIMI also has the power to prevent or cause a change in control. In addition, without the consent of LIMI, we could be prevented from entering into transactions that could be beneficial to it. The interests of LIMI may differ from the interests of our other shareholders.

The Interests Of The Existing Minority Shareholder In Shenghuo China May Diverge From Our Own Interests And This May Adversely Affect Our Ability To Manage Shenghuo China.

Shenghuo China, our principal operating subsidiary, is an equity joint venture in which we directly own a 93.75% interest and SDIC Venture Capital Investment, Co., Ltd., or SDIC, a state-owned investment company, owns the remaining 6.25% interest. SDIC’s interest may not be aligned with our interest at all times. If our interests diverge, SDIC may exercise our right under PRC laws to protect its own interest, which may be adverse to us and our investors. For example, under China’s joint venture regulations, unanimous approval of members of a joint venture’s (such as Shenghuo China) board of directors who are present at a board meeting is required for any amendment to the joint venture’s articles of association, the termination or dissolution of the joint venture company, an increase or decrease in the registered capital of the joint venture company or a merger or de-merger of the joint venture. Accordingly, SDIC has the ability to block any action that requires unanimous board approval. Further, should we wish to transfer our equity interest in Shenghuo China, in whole or in part, to a third-party, SDIC has a right of first refusal under China’s joint venture regulations.

In addition to our statutory rights as a minority shareholder, SDIC has additional rights under the joint venture contract and under the articles of association of Shenghuo China. The joint venture contract and articles of association require the consent of each of Shenghuo China’s shareholders and/or unanimous board approval on matters such as a major change in the business line of the company and expansion or amendment of the business scope of the company.

SDIC has thus far been cooperative with us in handling matters with respect to the business of Shenghuo China. There is no assurance, however, that SDIC will continue to act in a cooperative manner in the future.

The Ability Of Our Chinese Operating Subsidiaries To Pay Dividends May Be Restricted Due To Our Corporate Structure.

Substantially all of our operations are conducted in China and substantially all of our revenues are generated in China. As an equity joint venture, Shenghuo China is required to establish reserve funds and staff and workers’ bonus and welfare funds, each of which is appropriated from net profit after taxation but before dividend distributions in accordance with Chinese law. Shenghuo China is required to allocate at least 10% of our net profits to the reserve fund until the balance of this fund has reached 50% of Shenghuo China’s registered capital.

In addition, the profit available for distribution from our Chinese subsidiaries is determined in accordance with generally accepted accounting principles in China. This calculation may differ from the one performed under generally accepted accounting principles in the United States, or GAAP. As a result, we may not receive sufficient distributions from our Chinese subsidiaries to enable us to make dividend distributions to our stockholders in the future and limitations on distributions of the profits of Shenghuo China could negatively affect our financial condition and assets, even if our GAAP financial statements indicate that our operations have been profitable.

We May Not Be Able To Achieve The Benefits We Expected To Result From The Share Exchange.

On June 30, 2006, we entered into the Exchange Agreement, as amended on August 11 and 28, 2006, with the 93.75% shareholder of Shenghuo China pursuant to which we agreed to acquire 93.75% of the equity interest of Shenghuo China in exchange for shares of our common stock. On August 31, 2006, the Share Exchange closed, Shenghuo China became our 93.75%-owned subsidiary and our sole business operations became that of Shenghuo China. Also, the management and directors of Shenghuo China became the management and directors of us and we changed our corporate name to China Shenghuo Pharmaceutical Holdings, Inc.

The Share Exchange was effected for various reasons, including:

•	access to the capital markets of the United States;

•	the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company that may eventually be traded;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

 There can be no assurance that any of the anticipated benefits of the Share Exchange will be realized in respect to our new business operations. In addition, the attention and effort devoted to achieving the benefits of the Share Exchange and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

If We Fail To Maintain Effective Internal Controls Over Financial Reporting, The Price Of Our Common Stock May Be Adversely Affected.

Our internal control over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Compliance With Changing Regulation Of Corporate Governance And Public Disclosure Will Result In Additional Expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Standards For Compliance With Section 404 Of The Sarbanes-Oxley Act Of 2002 Are Uncertain, And If We Fail To Comply In A Timely Manner, Our Business Could Be Harmed And Our Stock Price Could Decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company’s independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2007 fiscal year and the attestation requirement of management’s assessment by our company’s independent registered public accountants will first apply to our annual report for the 2008 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and it may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Our Common Stock May Be Considered A “Penny Stock,” And Thereby Be Subject To Additional Sale And Trading Regulations That May Make It More Difficult To Sell.

Our common stock, which is not currently listed or quoted for trading, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”) once, and if, it starts trading. Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do Not Foresee Paying Cash Dividends In The Foreseeable Future.

We currently intend to retain any future earnings for funding growth. We do not anticipate paying any dividends in the foreseeable future. As a result, you should not rely on an investment in our securities if you require dividend income. Capital appreciation, if any, of our shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in our company at or above the price you paid for them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statement that are not purely historical and that are “forward-looking statements”. Such forward-looking statements include, but are not limited to, statements regarding our company’s and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	our reliance on one product for over 90% of our revenues;

•	our reliance on one supplier for Sanchi, a scarce plant that is the primary ingredient in almost all of our products;

•	our ability to develop and market new products;

•	our ability to establish and maintain a strong brand;

•	continued maintenance of certificates, permits and licenses required to conduct business in China;

•	protection of our intellectual property rights;

•	market acceptance of our products;

•	changes in the laws of the PRC that affect our operations;

•	any recurrence of severe acute respiratory syndrome or avian flu;

•	our ability to obtain all necessary government certifications and/or licenses to conduct our business;

•	development of a public trading market for our securities;

•	cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations; and

•
other factors referenced in this prospectus, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

The risks included above are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and operating results. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to this prospectus with the Securities and Exchange Commission, completely and with the understanding that our actual future results, levels of activity, performance and achievements may materially differ from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 300,000 shares of common stock in the offering will be approximately $[___] million, assuming an initial public offering price of $3.00 per share and after deducting the underwriting discounts and commissions and estimated offering expenses. If the underwriters' over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $[___] million.

The principal purposes of this offering are to increase our working capital, to create a public market for our common stock, to facilitate our future access to the public capital markets. The net proceeds will be used for general corporate purposes. We cannot specify with certainty the particular uses for the net proceeds. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities, the amount of cash generated or used by our operations and competition. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. We have no current intentions to acquire any other businesses. Pending these uses, the proceeds will be invested in short-term, investment grade, interest-bearing securities.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant. We currently intend to retain our earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

CAPITALIZATION

The following table summarizes our capitalization as of September 30, 2006, on an actual basis and as adjusted basis to reflect our receipt of estimated net proceeds from the sale of our shares of common stock, represented by shares of common stock, in this offering, at an assumed public offering price of $3.00 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses.

You should read this table in conjunction with “Use of Proceeds,” “Summary Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.
	September 30, 2006
	(unaudited)
	Actual	As adjusted
	(in thousands except share data)
Long term debt	$0	$
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 shares outstanding at September 30, 2006 (unaudited)	—		—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 19,119,400 shares outstanding at September 30, 2006 (unaudited), and [__________] shares issued and outstanding on an as-adjusted basis at September 30, 2006(1)	20		20
Additional paid-in-capital	5,052
Retained earnings	1,630
Other comprehensive income, foreign currency translation	163
Total stockholders’ equity	6,847
Total capitalization	$6,847	$

(1)
The number of our shares of common stock shown above to be outstanding after this offering is based on 19,119,400 shares outstanding as of September 30, 2006. This information excludes 100,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $2.50 per share. The warrants were issued on August 31, 2006.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has never been a public trading market for our common stock and our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to submit application documents for the listing of our common stock on the American Stock Exchange. We propose to obtain the trading symbol “[____]”.  As of December 1, 2006, we had 49 registered shareholders.

DILUTION

If you invest in our shares of common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the net tangible book value per share of common stock immediately after this offering.

Investors participating in this offering will incur immediate, substantial dilution. Our net tangible book value as of September 30, 2006, was $[___] million, or $[___] per share. Assuming the sale by us of 300,000 shares of common stock offered in this offering at an assumed public offering price of $3.00 per share, and after deducting the underwriting discount and commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2006, would have been $[___] million, or $[____] per share. This represents an immediate increase in net tangible book value of $[_____] per share to our existing shareholders and an immediate dilution of $[____] per share to the new investors purchasing shares of common stock in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share			$3.00
Net tangible book value per share before the offering	$
Increase per share attributable to new public investors	$
Net tangible book value per share after this offering
Dilution per share to new public investors		$

The following table sets forth, on an as adjusted basis as of September 30, 2006, the difference between the number of shares of common stock purchased from China Shenghuo Pharmaceutical Holdings, Inc., the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $3.00 per share of common stock:

	Shares Purchased(1)		Total Consideration (in thousands)				Average Price
	Number	Percent	Amount		Percent		Per Share
Existing shareholders	19,119,400	98.5%	$			%	$
New investors	300,000	1.5%		$900,000		%	$3.00

Total	19,419,400	100%			100%

 If the underwriters’ over-allotment option of 45,000 shares is exercised in full, the number of shares held by existing shareholders will be reduced to [_______]% of the total number of shares to be outstanding after this offering; and the number of shares held by the new investors will be increased to [_____] shares, or [____] %, of the total number of shares of common stock outstanding after this offering.

The discussion and tables above is based on 19,119,400 shares of common stock issued and outstanding as of September 30, 2006. This information excludes 100,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $2.50 per share. The warrants were issued on August 31, 2006. To the extent that these warrants are exercised, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.
PRO FORMA FINANCIAL INFORMATION

The acquisition of Shenghuo China by us pursuant to the Share Exchange Transaction was accounted for as a recapitalization by us. The recapitalization was, at the time of the Share Exchange, the merger of a private operating company (Shenghuo China) into a non-operating public shell corporation (us) with nominal net assets and as such is treated as a capital transaction, rather than a business combination. As a result no goodwill is recorded. The transaction is the equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation. The pre-acquisition financial statements of Shenghuo China are treated as the historical financial statements of the consolidated companies. The financial statements presented reflect the change in capitalization for all periods presented, therefore the capital structure of the consolidated enterprise, being the capital structure of the legal parent, is different from that appearing in the financial statements of Shenghuo China in earlier periods due to the recapitalization.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and the other financial information included in this prospectus.

This filing contains forward-looking statements. The words “anticipated,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

Overview

We are primarily engaged in the research, development, manufacture, and marketing of pharmaceutical, nutritional supplement and cosmetic products. Almost all of our products are derived from the medicinal herb Panax notoginseng, also known as Sanqi, Sanchi or Tienchi. Panax notoginseng is a greyish-brown or greyish-yellow plant that only grows in a few geographic locations on Earth, one of which is Yunnan Province in southwest China, where we are located. The main root of Panax notoginseng are cylindrical shaped and are most commonly one to six centimeters long and one to four centimeters in diameter. Panax notoginseng saponins (PNS), the active ingredients in Panax notoginseng, are extracted from the plant using high-tech equipment and in accord with Good Manufacturing Practice (GMP) standards. Our main product, Xuesaitong Soft Capsules, accounted for more than 90% of our sales for each of the year ended December 31, 2005 and the nine months ended September 30, 2006.

We earn revenues mainly from the production and sale of our products and external processing. Moving forward, we intend to increase our efforts in research. We hope to increase profits as a result of making new products and increasing sales, since the sale of products is our main source for generating cash. Our business involves a significant degree of risk as a result of the opportunities and challenges we face in selling our products. We have traditionally focused on research and development of products serving cardiovascular and cerebrovascular disease, peptic ulcer disease and health products markets, but we intend to devote additional resources to research and development and to continue to evaluate and develop additional product candidates to expand our pipeline where we perceive an unmet need and commercial potential, and to improve existing products to enhance their efficacy.

With intense price competition among many similar or identical products in the industry, we believe that building brand equity is the primary means to generate and sustain profitable growth in the future. Our brand strategy is centered on “Lixuwang”—the brand under which most of our products are sold. We believe that our relationships within the Chinese pharmaceutical industry are key to building brand equity, and we believe we can benefit from developing and maintaining relationships with professionals within the industry, especially physicians and hospitals.

Our marketing team maintains sales offices or agents in approximately 20 provinces throughout China. The sales network covers approximately 186 cities and is staffed by approximately 400 sales representatives. We intend to grow our internal marketing and sales function and increase our relationships with other national distributors to expand the distribution and presence of our non-prescription brands and cosmetics.

Xuesaitong Soft Capsules, which are subject to wholesale and retail price controls by the Chinese government, is primarily sold in China, but the product is also sold in various developing countries, including Malaysia, Indonesia and Kyrgyzstan. Sales of the product in China are regulated by the SFDA as a prescription drug and therefore must be sold to consumers through hospital pharmacies and cannot be advertised, thus limiting the ability of the company to market the brand. Approximately 15% of sales of Xuesaitong Soft Capsules is sold to hospitals directly while approximately 85% of sales are made to distributors. Our three largest customers are Yunnan Province Pharmaceutical, Ltd., Xinjiang Province New & Special National Pharmaceutical Co., Ltd. and Donguan City Medicinal Company, all of which accounted for 21.7% and 29.2% of our sales for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively.

We hope to further expand sales beyond China into other countries where our products could be affordable treatment options. We intend to focus on the expansion of our cosmetics product line and devote additional marketing and sales resources to that end with the aim that our cosmetics products will account for a larger percentage of our revenue in the future.

We believe that among the most important economic or industry-wide factors relevant to our growth in the short term is reform of the medical system in China and the adjustment of medicine prices, which will affect the sale of our main product, Xuesaitong Soft Capsules, in hospitals. In order to increase long-term growth, we have applied for the designation of Xuesaitong Soft Capsules as a medicine with “good quality and good price,” which, if granted, would help prevent future price reductions. This may offset revenue decreases in case of declining future sales. Currently, the Chinese government supports the medical system in urban and rural communities. We hope to stabilize the sales channel into hospitals and widen the reach of sales in urban and rural communities at the same time. Large increases in medicine sales at an average lower price will ensure the growth of general medical sales over the next two or three years.

We do face certain challenges and risks, including our relatively high debt ratio, which is one of our main risks. If we fail to raise capital in overseas markets, we will encounter great difficulties as a result of the shortage of working capital which we will face when our new cosmetic and health products come onto the market. There is potential for growth in production and sales, due to the growth of new products and expansion of new channels into urban and rural communities. However, it will be uncertain which of our new products will pass the applicable tests and get clinical approval without difficulty. The uncertainty of test results and clinical approvals relates only to our new products. Over the last three years, the price of the main raw material we use—sanchi—has stabilized and is declining slightly. We will benefit from this trend if it continues.

Company History

We were incorporated in the State of Delaware on May 24, 2005. We were originally organized as a “blank check” shell company to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business operations from inception to August 31, 2006, to closing of the Share Exchange, was to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. On June 30, 2006, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Shenghuo China and Lan’s Int’l Medicine Investment Co., Limited, a Hong Kong corporation and shareholder holding 93.75% of the equity interest of Shenghuo China (“LIMI”). On August 11 and 28, 2006, the parties entered into Amendment No. 1 and 2 to the Exchange Agreement, respectively. Pursuant to the Exchange Agreement, as amended, we agreed to issue an aggregate of 16,255,400 shares of our common stock to LIMI and its designees in exchange for 93.75% of the equity interest of Shenghuo China (the “Share Exchange”). The Share Exchange closed on August 31, 2006. Upon the closing of the Share Exchange, we (i) became the 93.75% parent of Shenghuo China, (ii) assumed the operations of Shenghuo China and its subsidiaries and (iii) changed our name from SRKP 8, Inc. to China Shenghuo Pharmaceutical Holdings, Inc.

Shenghuo China was formed in 1995 as a limited company under the laws of the People’s Republic of China (“PRC”) with an initial capitalization of approximately $602,000, with Kunming Nanguo Biology Source Development Institute (“Nanguo”) owning approximately 55% of its outstanding equity interests and Guangdong Maoming Huazhou Company (“Guangdong”) owning approximately 45% of its equity interests. In November 1999, Guangdong transferred all of its equity interests to Nanguo, which, as a result, became Shenghuo China’s 100% parent. Also in November 1999, Nanguo entered into an agreement with the Pharmaceutical Institute of Kunming Medical College (the “College”) to purchase the rights to the technology for the preparation of Sanchi, including the technology of extracting and separating the Sanchi from Panax notoginseng, analysis data, the conditions and methods of synthesize, manufacture and the quality-control. Terms of the agreement required an initial payment of approximately $217,000 and a final payment of approximately $3.9 million upon receiving governmental approval and protection for the developed techniques. In March 2000, Nanguo made an additional net investment of approximately $1.3 million and a new investor, Yunnan Yunwei (Group) Co., LTD (“Yunwei”) made a capital investment of approximately $3.7 million into Shenghuo China, and in May 2002, a new investor, SDIC Venture Capital Investment, Co., Ltd. (“SDIC”), made an investment of approximately $483,000. In August 2004, Nanguo sold the rights to the technology to Shenghuo China for approximately $3.5 million, and in January 2005, Nanguo purchased all of the equity interests held by Yunwei for approximately the same amount, resulting in Nanguo becoming Shenghuo China’s 93.75% parent, and SDIC’s percentage holding in Shenghuo China became 6.25% of Shenghuo China’s outstanding equity interests. In 2006, Nanguo transferred its 93.75% interest to Lan’s Int’l Medicine Investment Co., Ltd., a company formed under the laws of Hong Kong (“LIMI”), and Shenghuo China was restructured into Chinese Foreign Equity Joint Venture under the laws of the PRC. On August 31, 2006, pursuant to the terms of the Share Exchange Agreement, we issued an aggregate of 16,255,400 shares of our common stock to LIMI and its designees in exchange for 93.75% of the equity interest of Shenghuo China.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. We believe the following are the critical accounting policies that impact the financial statements, some of which are based on management’s best estimates available at the time of preparation. Actual experience may differ from these estimates.

Foreign Currency Translation - Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The functional currency of our operating subsidiaries in the PRC is the Chinese Yuan Renminbi (“CNY”); however, our consolidated financial statements have been expressed in United States Dollars (“USD”). The consolidated balance sheets have been translated into USD at the exchange rates prevailing at each balance sheet date. The consolidated statements of operations have been translated using the weighted average exchange rates prevailing during the operating periods of each statement.

Principles of Consolidation - Our consolidated financial statements present the operations of our company and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Accounting Estimates - The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Values of Financial Instruments - The carrying amounts reported in our consolidated balance sheets for accounts receivables, other receivables, advances to suppliers, accounts payable, accrued liabilities and advances from customers approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of amounts due from related parties and amounts due to related parties were determined based upon the estimated discounted value of the future cash flows expected to be received from or paid on the financial instruments. The discount rates used were estimated based upon the risks associated with the financial instruments and based upon our estimated current incremental rate of borrowing. As a result, amounts due from related parties have a fair value at December 31, 2005 and 2004 of $168,846 and $43,254, respectively.

Cash and Cash Equivalents - Our cash and cash equivalents are maintained in bank deposit accounts. We have not experienced any losses with respect to these deposits. Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less. In connection with litigation described below, we have appealed a PRC’s court order to pay a penalty of $100,000 and order to have frozen a company bank account in the amount of $105,284. No amount has been recorded on our accounting records as the outcome is uncertain. We did not enter into any hedge contracts during any of the periods presented.

Accounts and Other Receivables and Allowance for Doubtful Accounts - Trade accounts receivable and other receivables are carried at original invoiced amounts less an allowance for doubtful accounts. An allowance for uncollectible accounts receivable is established by charges to operations for amounts required to maintain an adequate allowance, in management’s judgment, to cover anticipated losses from customer accounts and sales returns. Such accounts are charged to the allowance when collection appears doubtful. Any subsequent recoveries are credited to the allowance account. Customers that have outstanding balances for longer than three months have their credit curtailed. Other receivables consist of business advances to employees for travel and related expenses and various prepaid expenses. We believe that the allowance for doubtful accounts is consistent with industry standards in the PRC based on the products that are being sold. The allowance for doubtful accounts at September 30, 2006 for trade accounts receivable and other receivables was $1,503,014 (unaudited) and $906,805 (unaudited), respectively, and at December 31, 2005, was $1,033,868 and $658,401, respectively.

Inventory - Inventories are stated at weighted average cost. When market value of the inventory products is lower than the weighted average cost, inventory is reduced to its net realizable value. Some of our inventory is held on a consignment basis. Inventory items held on consignment consist principally of pharmaceutical products.

Property and Equipment - Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Gains or losses on sales or retirements are included in the statements of operations in the period of disposition, determined by reference to their carrying amounts. We review our property and equipment periodically for changes in circumstances that would indicate its recoverable carrying value is less than its net book value. If such circumstances occur, impairment is charged to such items.

Intangible Assets - Acquisition costs of techniques, formulas, and land use rights are capitalized at their acquisition cost and amortized using the straight-line method over their estimated useful lives. For those intangible assets with legal protection over a specific period, their useful life is the protected period. Assets that do not have legal protection periods are amortized over their estimated useful life. Research and development costs are expensed during the period incurred. We do not capitalize internally generated intangible assets.

Impairment of Long Lived Asset - We review our long lived assets, including intangibles, for impairment when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. We evaluate, at each balance sheet date, whether events and circumstances have occurred that indicate possible impairment. We use an estimate of future undiscounted net cash flows from the related asset or group of assets over their remaining life in measuring whether the assets are recoverable. As of December 31, 2005, we did not consider any of our long lived assets to be impaired.

Other Payables and Accrued Expenses - Other payables and accrued expenses consists of accrued payroll expense, accrued welfare expense and other various items.

Advances to Suppliers and Advances from Customers - We will often make advanced payments to suppliers for materials, or receive advance payments from customers. Advances to suppliers were $121,631, $84,434 and $89,292 as of September 30, 2006, December 31, 2005 and 2004, respectively. The advance payments to suppliers may include provisions that set the purchase price and delivery date of raw materials. Advances from customers were $437,475, $246,382 and $3,189,364 as of September 30, 2006, December 31, 2005 and 2004, respectively.

Revenue Recognition - We recognize revenue when it is realized and earned. We consider revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured. Delivery does not occur until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or we have objective evidence that the criteria specified in client acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved. We recognize revenue for our consignment sales only after the customer has checked the quality of the goods and we have received a written confirmation from the customer that they have accepted the goods.

Cost of Revenues - The cost of revenues are the direct expenses incurred in producing the pharmaceuticals and cosmetics, which include materials, wages, handling charges, and a portion of overhead expenses associated with the manufacture and delivery of products.

Shipping and Handling Costs - Shipping and handling billed to customers is recorded as revenue. Shipping and handling costs are included in cost of revenues.

Research and Development - We charge research and development costs to operations in the period incurred.

Advertising - Advertising expense was $31,776 and $69,677 for the nine months ended September 30, 2006 and 2005, respectively and $99,272 and $64,842 for the years ended December 31, 2005 and 2004, respectively.

Basic and Diluted Earnings (Loss) per Share - Basic and diluted earnings (loss) per share are calculated by dividing net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the year. Diluted earnings per share represent the effect of potentially issuable shares of common stock. We have 100,000 warrants outstanding. However, as the market price of the shares is less than the exercise price of these warrants, no dilution is assumed to have occurred (Note 1).

Retirement Benefit Plans - We make monthly contributions to various employee retirement benefit plans organized by provincial governments in the PRC in accordance with rates prescribed by them. The provincial governments undertake to assume the retirement benefit obligations of all existing and future retired employees of our company. Contributions to these plans are charged to expense as incurred.

Comprehensive Income - Other comprehensive income presented in the consolidated financial statements consists of cumulative foreign currency translation adjustments.

Credit Risk - The carrying amounts of accounts receivable included in the balance sheets represent our major exposure to credit risk in relation to its financial assets. No other financial assets carry a significant exposure to credit risk. We perform ongoing credit evaluations of each customer’s financial condition. We maintain allowances for doubtful accounts and such allowances in the aggregate have not exceeded management’s estimations.

Results of Operations

The following table sets forth our statements of operations for the nine months ended September 30, 2006 and 2005 (unaudited) and the years ended December 31, 2005 and 2004 in U.S. dollars:

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)
	(In thousands, except per share data)
Sale of products	$13,797	$5,760	$11,067	$7,598
Cost of products sold	4,478	1,968	4,218	2,739
Gross profit	9,319	3,792	6,848	4,858

Operating expenses:
Selling expense	2,952	2,974	3,159	3,092
General and administrative expense	2,770	870	869	1,258
Research and development expense	13	2	132	171
Total operating expenses	5,735	3,846	4,159	4,521

Income (loss) from operations	3,583	(54)	2,689	337

Other income (expense):
Interest income	4	12	13	10
Income from research and development activities	103	19	—	483
Non-operating income	—	—	27	34
Interest expense	(561)	(346)	(523)	(455)
Non-operating expenses	(5)	(20)	(21)	(24)
Net other income (expense)	(460)	(335)	(503)	48

Income (loss) before income taxes	3,124	(389)	2,186	385
(Provision for) benefit from income taxes	(697)	110	(445)	(186)
Minority interest in (income) loss of subsidiaries	(261)	65	(52)	(61)
Net income (loss)	$2,166	$(214)	$1,689	$138

Net income (loss)	$2,166	$(214)	$1,689	$138
Foreign currency translation adjustment	118	9	47	3
Comprehensive income (loss)	$2,284	$(206)	$1,736	$142

Basic and diluted earnings (loss) per share	$0.13	$(0.01)	$0.10	$0.01

Weighted-average shares outstanding	16,545	16,227	16,227	22,325

Nine Months Ended September 30, 2006 and 2005

Sales of products for the nine months ended September 30, 2006 was approximately $13.8 million, an increase of approximately $8.0 million, or 139.5%, from $5.8 million for the comparable period of 2005. The increase was due to increased sales of our primary product, Xuesaitong Soft Capsules, which was added to China’s National Medical Insurance List in 2005.

Costs of products sold for the nine months ended September 30, 2006 was approximately $4.5 million, an increase of approximately $2.5 million, or 127.5%, from $2.0 million for the nine months ended September 30, 2005. The increase was primarily related to an increase in our sales of products. Gross margin for the nine months ended September 30, 2006 was 67.5% as compared with 65.8% for the nine months ended September 30, 2005. The slight increase in gross margin was due to lower raw materials prices resulting from higher purchase volumes required to support increased product sales. Margins may decrease on a going forward basis due to the highly competitive medical industry in China, which continuously experiences new product introductions. In order to increase the sales of our products and expand our market, we may be forced to reduce prices in the future, leading to a decrease in gross profit margin.

Selling expenses were approximately $3.0 million for each of the nine month periods ended September 30, 2006 and 2005. Our increase in product sales for the nine months ended 2006 as compared to the same period in 2005 caused an increase in freight expenses, traveling expenses, sales commissions, and marketing expenses. However, during the second half of 2005, we began to establish a more efficient sales network and marketing expenses were reduced considerably for 2006. Thus, the increase in our selling expenses grew at a slower rate than the increase in our product sales, resulting in selling expenses being a smaller percentage of product sales for the nine months ended September 30, 2006, than for the same period in 2005. For example, for the nine months ended September 30, 2006, our sales commissions were $1.9 million, only slightly increased from $1.8 million for the same period in 2005, and our marketing expenses were $678,908 for the nine months ended September 30, 2006, slightly less than our marketing expenses of $767,364 for the same period in 2005.

General and administrative expenses were $2.8 million for the nine months ended September 30, 2006, an increase of $1.9 million, or 218.5%, from $0.9 million for the nine months ended September 30, 2005. The increase was primarily due to legal and professional expenses associated with our share exchange that was completed in August 2006 and the attendant expenses associated with being a public company, in addition to our recent focus on business expansion and increased costs related to overhead, vehicle fees, consulting fees and the depreciation of fixed assets.

Net other income (expense), which includes net interest income, income from research and development activities, non-operating income, interest expenses and non-operating expenses, was an expense of $460,000 in the nine months ended September 30, 2006 and an expense of $335,000 in the nine months ended September 30, 2005. The increase in expense was primarily due to increased interest expenses during the nine months ended September 30, 2006 related to outstanding loans, partially offset by an increase in income from research and development activities.

Provision for income taxes was $0.7 million for the nine months ended September 30, 2006 compared with a benefit from income tax of $0.1 million for the nine months ended September 30, 2005. The change was related to increased sales of products in the nine months ended September 30, 2006. We are generally subject to corporate income tax in the PRC at a rate of 30% and a local income tax rate of 3%; however, since we are located in the Economic and Technological Development Zone in the PRC, we are currently subject to a corporate income tax rate of 15%. In addition, one of our subsidiaries, Shenghuo Medicine Co., LTD, has benefited from income tax exemption since 2004, the year it was established. The effective tax rate for the nine months ended September 30, 2006 was 22.3% compared with an effective tax rate of 28.3% for the nine months ended September 30, 2005. The difference in the effective tax rates is due to the different tax rates and exemptions that apply to each of our subsidiaries and the variation in income between these subsidiaries.

Net income increased to $2.2 million for the nine months ended September 30, 2006 from a net loss of $0.2 for the nine months ended September 30, 2005. In the nine months ended September 30, 2006 and the nine months ended September 30, 2005, we also had a foreign currency translation adjustment of $118,000 and $9,000, respectively, which resulted in comprehensive income of $2.3 million and comprehensive loss of $0.2 million, respectively.

Years Ended December 31, 2005 and 2004

Sales of products for the year ended December 31, 2005 was approximately $11.1 million, an increase of approximately $3.5 million, or 45.7%, from $7.6 million for the comparable period of 2004. The increase was primarily due to increased sales of our primary product, Xuesaitong Soft Capsules, which was added to China’s National Medical Insurance List in 2005.

Costs of products sold for the year ended December 31, 2005 was approximately $4.2 million, an increase of approximately $1.5 million, or 54.0%, from $2.7 million for the year ended December 31, 2004. Gross margin for the year ended December 31, 2005 was 61.9 % as compared with 63.9 % for the year ended December 31, 2004. The drop in our gross margin was due to an increase in raw materials prices.

Selling expenses were approximately $3.2 million for the year ended December 31, 2005, an increase of $66,000, or 2.1%, from $3.1 million for the year ended December 31, 2004. Our increase in product sales for the year ended December 31, 2005 as compared to the same period in 2004 caused an increase in freight expenses, traveling expenses, sales commissions, and marketing expenses. However, during the second half of 2005, we began to establish a more efficient sales network and marketing expenses were reduced considerably for 2005. Thus, the increase in our selling expenses grew at a slower rate than the increase in our product sales, resulting in selling expenses being a smaller percentage of product sales for the year ended December 31, 2005 than for 2004. For example, for the years ended December 31, 2005 and 2004, our sales commissions were $1.9 million.

General and administrative expenses were $0.9 million for the year ended December 31, 2005, a decrease of $428,000, or 30.0%, from $1.3 million for the year ended December 31, 2004. The reduction in general and administrative expenses was primarily attributable to a decrease in our bad debt allowance. Our bad debt provision for 2004 was $276,905 and for 2005 it was $135,460. The higher bad debt provision for 2004 was due to the fact that account receivables collection for that year was not effective and the age of the account receivables was increasing. We collected much of the account receivables in the later part of 2004 and reduced the risk of our bad debts. Sales for 2005 increased and much of the account receivable did not exceed the credit period, so it was not necessary to accrue the bad debts provision for that year.

Net other income (expense), which includes net interest income, income from research and development activities, non-operating income, interest expenses and non-operating expenses, was $(503,000) in the year ended December 31, 2005 and $48,000 in the year ended December 31, 2004. The change was primarily due to governmental grants for research and development of $483,000 that we received in 2004.

Provision for income taxes was $(445,000) for the year ended December 31, 2005 compared with $(186,000) for the year ended December 31, 2004. Since we are located in the Economic and Technological Development Zone in the PRC, we are currently subject to a corporate income tax rate of 15%. In addition, one of our subsidiaries, Shenghuo Medicine Co., LTD, has benefited from income tax exemption since 2004, the year it was established. The effective tax rate for the year ended December 31, 2005 was 20.4% compared with an effective tax rate of 48.3% for the year ended December 31, 2004. The difference in the effective tax rates is due to the different tax rates and exemptions that apply to each of our subsidiaries and the variation in income between these subsidiaries.

Net income increased to $1.7 million for the year ended December 31, 2005 from $138,000 for the year ended December 31, 2004. In the year ended December 31, 2005 and the year ended December 31, 2004, we also had a foreign currency translation adjustment of $46,000 and $3,000, respectively, which resulted in comprehensive income of $1.7 million and $142,000, respectively.

Liquidity and Capital Resources

At September 30, 2006, we had cash and cash equivalents of $2,092,276. Prior to August 2006 we historically financed our business operations through bank loans.

We have borrowed from banks and other institutions and have amounts of approximately $10.4 million in short-term loans and $2.7 million in long-term loans as of September 30, 2006. The interest rates on our short term loans range from a 5.49% flat fee to 6.435% per annum. In order to meet the cash flow requirements of our short-term debt, we intend to borrow from banks when the debts are due, leaving no cash shortage, but we will have to pay interest on the borrowed funds. On August 29, 2006, we borrowed $2.5 million from the Shuanglong Branch of Kunming Agriculture Bank. The loan period on the loan is from August 29, 2006 to August 9, 2007, and the annual interest rate is 6.435%. We have paid $1.2 million of the short-term debt due on September 29, 2006 using the new short-term debt. Our long term debt is comprised of single payment notes with interest rates ranging from 5.76% to 6.34% per annum. Our long-term debt is secured by a mortgage on our assets.

We have also borrowed funds from related parties, including officers. At September 30, 2006, we had payables of approximately $503,000 to related parties. These amounts are due on demand and do not accrue interest.

On August 31, 2006, concurrently with the close of the Share Exchange, we received gross proceeds of $1.8 million (less costs of approximately $312,750) in a private placement transaction (the “Private Placement”).

Net cash provided by operating activities for the nine months ended September 30, 2006 was $887,000, as compared to net cash of $171,000 provided for the same period in 2005. The change is primarily the result of a decrease in cash flows related to accounts receivables during the first nine months of 2006, partially offset by an increase related to stock issued for services and taxes and related payables in the same period. Net cash provided by operating activities for the year ended December 31, 2005 was $102, as compared to $1.4 million provided for the year ended December 31, 2004. The decrease in cash provided from operating activities is primarily the result of decrease in advance from customers during the year ended December 31, 2005.

Net cash used in investing activities was $89,000 for the first nine months of 2006 compared to net cash used of $1.0 million for the same period in 2005. The change was primarily a result of an increase in cash flows related to receivable from related parties and acquisition of land use in the first nine months of 2006. Net cash used by investing activities was $1.9 million for the year ended December 31, 2005, as compared to net cash used of $30,000 for the year ended December 31, 2004. The decrease in cash used was primarily a result of increase of capital expenditures and acquisition of land use rights in 2005.

Net cash provided by financing activities was $342,000 for the first nine months of 2006 compared to $1.4 million provided for the first nine months of 2005. The decrease was primarily a result of a changes in cash flows related to proceeds from notes payable and payments on notes payable, in addition to decreases in payments on long-term loans during the first nine months of 2006. Net cash provided by financing activities was $2.3 million for the year ended December 31, 2005 compared to cash used in the amount of $2.7 million for the year ended December 31, 2004. The increase in cash provided in financing activities between the years ended December 31, 2005 and 2004 was primarily due to a $3.5 million distribution to shareholders that occurred in 2004.

At September 30, 2006, we had no material commitments for capital expenditures other than for those expenditures incurred in the ordinary course of business.

As of September 30, 2006, our accounts receivable (less allowance for doubtful accounts of $1.5 million) were $10.8 million, an increase of $8.5 million, or 360.1%, over accounts receivable of $2.3 million as of December 31, 2005. The increase in accounts receivable reflected the increase in sales. Because the collection period typically runs from three months to one year, the increase in accounts receivable reflects not only the increase in sales but also the long collection period due to more sales in 2006 being to our larger customers. Since we require one to two months to receive products we order, we have been increasing our purchases of inventories in order to enable us to meet anticipated increases in sales. In addition, our payment cycle is considerably shorter than our receivable cycle, since we typically pay our suppliers all or a portion of the purchase price in advance and for some suppliers we must maintain a deposit for future orders. A significant portion of our current assets are now contained in accounts receivable as we have paid our suppliers more rapidly than we have received payments from our customers. In addition, our customer deposits declined from December 31, 2005 to September 30, 2006.

Our standard sales policy allows customers to make payments from the time of sale up to 180 days after the date of sale. However, for larger and more established customers, we will make exception to our standard policy. In order to keep strong business relations with those customers, they are often granted extended payment terms. These extended payment terms often will increase the payment period to one year from the date of purchase. With these larger and more established customers being given extended payment terms, it follows that as sales increase, there will be similar increases in accounts receivable.

In addition, we require our customers are to pay certain percentage of the sales price as deposit before we ship products to the customers. The percentage varies from customer to customer. During the course of business, we reduce the deposit requirement for some customers with good credit. To the extent that we cannot satisfy our cash needs, whether from operations or from a financing source, our business would be impaired in that it may be difficult for us to obtain products which could, in turn, impair our ability to generate sales.

We believe that our available funds and cash generated from operations will provide us with sufficient capital for at least the next 12 months; however, we may require additional capital for the acquisition or for the operation of the combined companies. As of the date of this prospectus, we have no material commitments for capital expenditures. We cannot assure that such funding will be available.

In the course of our business, we must make significant deposits to our suppliers when we place an order. At September 30, 2006, our advance payments to our suppliers totaled approximately $122,000. At September 30, 2006, our cash and cash equivalents balance was approximately $2.1 million.

Seasonality

Sales in the first quarter are usually lower due to people traveling and taking vacations during the traditional Chinese New Year and Chinese Spring Festival. Sales in the fourth quarter are usually higher.

Off-Balance Sheet Arrangements

None.

Legal Proceedings

In 2003, we were sued by a former employee for allegedly violating his contract and the courts entered a judgment in favor of the employee in 2003 for $128,978, which included litigation costs. We accrued the liability for this loss at December 31, 2003 and paid the amount of the judgment to the employee on April 27, 2004. In 2006, the plaintiff asked the court to force us to pay a penalty in the amount of $100,000 for not paying the judgment in a timely manner. The court, which is the process of reviewing the request for the penalty, has frozen a bank account of ours that holds $105,284. No amount has been recorded on our books in connection with the claim for the penalty as we believe that no information suggests that it is probable a liability has been incurred and the amount of loss as a result of this litigation cannot yet be reasonably estimated.

Recently Enacted Accounting Pronouncements

On January 1, 2006, we adopted SFAS No. 151, Inventory Costs - An Amendment of ARB No. 43, Chapter 4 (“SFAS 151”). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and re-handling costs be recognized as current-period charges. Additionally, SFAS 151 requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The effects of adoption of SFAS 151 were not material.

On January 1, 2006, we adopted SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which revises SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123R also superseded APB 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Under SFAS 123R, share-based payments to employees, including the fair value of grants of employee stock options, are recognized in the income statement at their fair value, generally over the option vesting period. The effects of adoption of SFAS 123R were not material.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets—An Amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”). SFAS 153 eliminated the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The effects of adoption of SFAS 153 were not material.

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB No. 3, Reporting Accounting Changes in Interim Financial Statements. Statement 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. Statement 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. It is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made occurring in fiscal years beginning after June 1, 2005. The effects of adoption of SFAS 154 were not material.

In June 2005, the FASB Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements. The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. The guidance is effective for periods beginning after June 29, 2005. The effects of adoption of EITF No. 05-6 were not material.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140 (SFAS 155). SFAS 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and related interpretations. SFAS 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and clarifies which interest-only strips and principal-only strips are not subject to recognition as liabilities. SFAS 155 eliminates the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for our company for all financial instruments acquired or issued beginning January 1, 2007. The impact of adoption of this statement on the Company’s consolidated financial statements, if any, has not yet been determined.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140 (SFAS 140). SFAS 156 amends SFAS 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities and related interpretations. SFAS 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset. It also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. SFAS 156 permits an entity to use either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities. SFAS 156 is effective for our company as of January 1, 2007. The impact of adoption of this statement on our consolidated financial statements, if any, has not yet been determined.

Foreign Currency Risk

Since all of our operations are conducted in the PRC, we are subject to special considerations and significant risks not typically associated with companies operating in the United States of America. These risks include, among others, the political, economic and legal environments and foreign currency exchange rate fluctuations. Our operational results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to medical reforms and other laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. Exchange rate fluctuations may adversely affect the value, in U.S. dollar terms, of our net assets and income derived from its operations in the PRC. In addition, all of our revenue is denominated in the Chinese Yuan Renminbi (“CNY”), which must be converted into other currencies before remittance out of the PRC. Both the conversion of CNY into foreign currencies and the remittance of foreign currencies abroad require approval of the PRC government. The effect of the fluctuations of exchange rates is not considered to be material to our business operations.

Interest Rate Risk

We do not have significant interest rate risk, as our debt obligations are primarily fixed interest rates.

Change In Accountants

On August 31, 2006, we dismissed AJ. Robbins, PC (“AJ. Robbins”) as our independent registered public accounting firm following the change in control of our company on the closing of the Share Exchange. We engaged AJ. Robbins to audit its financial statements for the year ended December 31, 2005. The decision to change accountants was approved and ratified by our Board of Directors. The report of AJ. Robbins on the financial statements of our company for the fiscal year ended December 31, 2005 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph relative to our ability to continue as a going concern.

While AJ. Robbins was engaged by us, there were no disagreements with AJ. Robbins on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to our company, which disagreements if not resolved to the satisfaction of AJ. Robbins would have caused it to make reference to the subject matter of the disagreements in connection with its report on our financial statements for the fiscal year ended December 31, 2005.

We engaged Hansen, Barnett & Maxwell, PC as our independent registered public accounting firm as of August 31, 2006. Hansen, Barnett & Maxwell, PC served as Shenghuo China’s independent registered certified public accountants for the fiscal year ended December 31, 2005.

DESCRIPTION OF BUSINESS

Market Focus

Since our establishment, we have focused primarily on the development of products to serve three major markets—cardiovascular and cerebrovascular disease, peptic ulcer disease and health products. Our goal has been to focus on the development of pharmaceutical products and over the counters products based on traditional Chinese medicines designed to address these areas.

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Cardiovascular and Cerebrovascular Disease. Hyperlipemia, which is high circulating blood levels of fats such as cholesterol and triglycerides, has ranked high on the list of modern health diseases. The primary effect of hyperlipemia is the development of cardiovascular and cerebrovascular diseases, including heart attacks and strokes.

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Peptic Ulcer Disease. A peptic ulcer is an erosion of the lining of the stomach or the upper part of the small intestine. The causative factors may include excess stomach acid, excess pepsin, Helicobacter Pylori infection, poor health and eating habits, and psychological stress. There is no radical cure for peptic ulcers, which may eventually lead to gastric hemorrhage, gastric perforation and even cancer. People of all ages can be affected by peptic ulcers, but they are most prevalent in persons between the ages of 45 and 55, with incidences in men being slightly higher than in women.

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Health Products. The health products industry, which consists of non-prescription traditional Chinese medicines and supplements, has grown as a result of quality improvements in products and the introduction of new products to the market in China. Over the past two decades, there has been a growth of health product sales in Chinese urban areas. The Chinese Ministry of Health has approved several uses for health products and a substantial number of the products on the market are designed to aid in immunoregulation, blood fat regulation and fatigue resistance.

Products

We are primarily engaged in the research, development, manufacture, and marketing of pharmaceutical, nutritional supplement and cosmetic products. Almost all of our products are derived from the medicinal herb Panax notoginseng, also known as Sanqi, Sanchi or Tienchi. Panax notoginseng is a greyish-brown or greyish-yellow plant that only grows in a few geographic locations on Earth, one of which is Yunnan Province in southwest China, where we are located. The main root of Panax notoginseng are cylindrical shaped and are most commonly one to six centimeters long and one to four centimeters in diameter. Panax notoginseng saponins (PNS), the active ingredients in Panax notoginseng, are extracted from the plant using high-tech equipment and in accord with Good Manufacturing Practice (GMP) standards.

Pharmaceutical Products

Our pharmaceutical products are marketed under the Lixuwang brand name. The following is a list of our approved pharmaceutical products and their intended uses.

Product Name	Intended Use

Xuesaitong Soft Capsules
Designed to invigorate the circulation of blood and improve microcirculation. Used for the treatment of symptoms of cardiovascular and cerebrovascular disease, such as angina pectoris, strangulation, squeezing and crushing of chest, acute and chronic peripheral vascular-metabolic disorders, brain occlusion, occlusion of retina central vein, acute and chronic cerebral vascular-metabolic disorders caused by arteriosclerosis. This product accounted for more than 90% of our sales for each of the year ended December 31, 2005 and the nine months ended September 30, 2006.

Qiye Shen’an Tablets	Designed to help relieve headache, insomnia, and palpitation. Designed to invigorate the circulation of blood, improve microcirculation and improve liver functionality.

Banlangen Tablets	Designed for the treatment of parotitis, pharyngitis, mastitis, swollen and sore throat due to cold and influenza.

Bergenini Tablets	Designed to help relieve cough and phlegm due to bronchial ailments.

Huangtengsu Tablets (film tablets)	Designed to treat the symptoms of dysentery, enteritis, respiratory tract infections, uncomplicated urethral, surgery infections and conjunctivitis.

Danshen Tablets	Designed to regulate blood circulation and treat the symptoms of blood stasis. Designed to treat the symptoms of coronary arteriosclerosis, angina pectoris and hyperlipemia.

Triperygium hypoglaucum Hutch Tablet	An immunosuppressant. Designed to treat the symptoms of rheumatoid arthritis.

We have the following additional drugs that are currently in late-stage clinical trials for prescription use:

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Wei Dingkang Soft Capsules are a type of traditional Chinese medicine designed to treat peptic ulcer disease by inhibiting bacterial growth, relieving stomach muscle spasms, and reducing inflammation of the intestinal lining. The product is designed to be effective for upset stomach, vomiting, pain and degradation of the stomach lining. The product has been approved by the State Food and Drug Administration (SFDA) for clinical testing, and has entered phase three of clinical trials.

•
Dencichine Hemostat is designed to be a non-toxic product that addresses a range of anti-hemorrhagic applications, such as stopping bleeding without causing clotting. We anticipate receiving governmental approval for the production and marketing of the product in 2011. Assuming required governmental approvals are obtained in a timely fashion, we anticipate that production and marketing of the product will begin in 2011. Dencichine Hemostat is a drug requiring extensive technology testing by the national SFDA, and neurotoxicity testing is required to be done, which may take a significant amount of time. In addition, clinical testing and audit processes are out of our control, so we must allow for additional time.

•
Other drugs that we have in the clinical testing application process are Levofloxacin Hydrochloride Soft Capsules, which is designed for antibiotic applications, and Brufen Soft Capsules, which are intended to treat fever and headache caused by influenza, colds and acute pharyngitis. Levofloxacin Hydrochloride Soft Capsules have received State Food and Drug Administration (SFDA) approval for clinical testing, which has entered the first phase. Brufen Soft Capsules are being tested and appraised for production approval, which we hope to receive shortly.

Health and Food Products

We offer a wide array of over the counter supplements as well as vitamin capsules and pills. The following are some of our non-prescription products and their intended uses. We have received government approval and currently market each of the supplements listed below.

Product Name	Intended Use

Banlangen Grains	Health product designed to treat swollen and sore throat due to cold and influenza.

Gegenqinlian Tablets	Health product designed to reduce stomach discomfort and treat diarrhea.

Huangtensu Soft Capsules	Designed to treat symptoms of dysentery, enteritis, respiratory tract infections, surgery infections and conjunctivitis.

Luotongding Tablets	Health product designed to reduce visceral pain, headache, and cramping.

Paracetamol Caffeine and Aspirin Powders	Health product designed to treat headaches, migraines and fevers caused by influenza and cold.

Siji Sanhuang Tablets	Health product designed to relieve inflammation and alleviate fever, commonly in connection with pharyngitis.

Sulfadiazine Silver Ointment	Health product designed to assist in the prevention of infections related to burns.

Tianqi Tongjing Capsules	Health product designed to treat dysmenorrhea and emmeniopathy caused by colds.

Vitamin AD Soft Capsules	Health product designed to treat deficiencies of vitamin A and D.

Vitamin C Tablets	Health product designed to treat deficiencies of vitamin C.

Vitamin B6 Tablets	Health product designed to treat deficiencies of vitamin B6.

Vitamin E Soft Capsules	Health product designed to treat deficiencies of Vitamin E.

Yinhuang Capsules	Health product designed to relieve inflammation and sore of throat.

Lycopene Soft Capsules	Food product designed to treat side effects of and act as a general deterrent to certain carcinogens.

Oil of Purple Perilla Soft Capsules	Food product designed to treat effects of chough, asthma and astriction.

Rhizoma Aspidii and Chinese Wampi leaf Grains	Designed to treat effects of fever, aversion, headache, cough with excessive sputum.

Soya Lecithin Soft Capsules	Food product designed to treat effects of high blood fat, hypertension and other diseases of cardiovascular and cerebrovascular systems.

Spirulina Soft Capsules	Food product designed to normalize stomach and intestinal functions.

We also intend to introduce and market the following non-prescription supplements. Our anticipated timelines for introduction and marketing of our new drugs depend, in large part, on government approval. Our anticipated timelines, as set forth below, are based on our experience in the approval process and our communications with the SFDA. However, there is no assurance that such approvals will be obtained, at all, or the anticipated timelines will be met. The SFDA issues certificates of medicine production approval that include the names, specifications, approval numbers and other information about the approved medicines. According to the law of the Drug Administration of the People’s Republic of China, a drug-manufacturing factory must acquire both the certificate of medicine production permit and medicine production approval, before the drug-manufacturing factory has the necessary qualifications to manufacture, market and sell the medicine.

Anticipated Product Name	Intended Use	Application Start Date	Anticipated Completion Date

Fructus Ligustri Lucidi and Radix Astragali Soft Capsules
Designed to treat symptoms of weakness due to prolonged illness, radiation and chemical therapy. This product is currently being tested and appraised for production approval which we hope to receive shortly.
		September 2005	September 2007

Ginseng and Pilose Antler Soft Capsules
Designed to treat effects of weakness due to deficiency of the kidney and heart, palpitation, and soreness and weakness of waist and knees. This product is currently being tested and appraised for production approval which we hope to receive shortly.
		March 2006	March 2008

Long Xue Jie Soft Capsules
Designed to promote blood circulation and treat effects of blood stasis, relieve pain, induce astringent and help promote tissue regeneration. Designed to treat effects of trauma with blood-stasis syndrome and painful swelling, amenorrhea due to blood stasis, and wound bleeding. This product is currently being tested and appraised for production approval which we hope to receive shortly.
		September 2005	September 2007

Qi Ju Di Huang Soft Capsules
Designed to treat effects of weakness of the kidney and liver, dizziness, drumming in the ears, dryness in eyes, photophobia, and blurred vision. This product is currently being tested and appraised for production approval which we hope to will receive shortly.
		January 2006	January 2008

Radix Polygoni Multiflori Capsules
Designed to treat effects of weakness of the kidney and liver, fatigue, and dizziness due to blood deficiencies. This product is currently being tested and appraised for production approval which we hope to receive shortly.
		January 2006	January 2008

Anticipated Product Name	Intended Use	Application Start Date	Anticipated Completion Date

Tranquilization Soft Capsules
Designed to enrich the blood and treat effects of dizziness, palpitation, insomnia, and poor memory. This product is currently being tested and appraised for production approval which we hope to receive shortly.
		March 2006	March 2008

Xue Zhi Kang Soft Capsules
Designed to promote blood circulation and to treat effects of blood stasis, weakness of the spleen and poor digestion. This product is currently being tested and appraised for production approval which we hope to receive shortly.
		August 2005	August 2007

Yan Lu Ru Kang Soft Capsules
Designed to treat the symptoms of galactophore hyperplasia diseases, hysteromyoma and functionality uterus bleeding. This product is currently being tested and appraised for production approval which we hope to receive shortly.
		April 2005	April 2007

Zhi Bi Tuo Soft Capsules
Designed to affect the spleen to improve digestion, reduce phlegm, invigorate the blood and improve blood stasis. This product is currently being tested and appraised for production approval which we hope to receive shortly.
		December 2005	December 2007

Zhu Zi Gan Tai Soft Capsules
Designed to be used for distending pain in the chest caused by deficiency of the spleen, fatigue, and hepatitis B virus. This product is currently being tested and appraised for production approval which we hope to receive shortly.
		January 2006	January 2008

Cosmetic Products

We also offer a line of cosmetic products including lotions, creams and other cosmetic items. We have conducted extensive research and have specifically formulated our cosmetic products to meet the cosmetic and skincare needs of our female consumers. Our “12Ways™ Chinese Traditional Medicine Beauty Salon Series” is a line of over 100 cosmetic products that includes facial masks and creams, skin and eye creams, and shampoos. Our line of products has acquired production approval to be sold only in China. Each of our cosmetic skincare products contains natural ingredients including herbal anti-irritants and anti-oxidants, as well as Sanchi. Our comprehensive line of skincare includes a mixture of basic products (e.g., creams and gels), treatment products (e.g., firming treatments), specialty helpers (e.g., masks), and beauty supplements. The use of supplements is an important element of skincare, nurturing the skin’s health using vital nutrients. Our cosmetic line combines the strength of several skincare methods to achieve healthy skin and beauty. Our line of cosmetic products include the following food products and health supplements.

Product Name	Intended Use

Jasmine Tea	Food product designed to help and promote healthy skin affected by acne.

Rose Tea	Food product designed to help promote healthy skin and complexion

SHEN HUO Beauty Soft Capsules	Health supplement designed to help with balancing water in the body.

SHEN HUO Brighten Soft Capsules	Health supplement designed to help promote healthy skin affected by spotting.

SHEN HUO Immaculacy Soft Capsules	Health supplement designed to help promote healthy skin affected by acne.

Growth Strategies

We believe that our business has opportunities for growth through the following growth strategies:

•
New Product Development. We have traditionally focused on research and development of products serving the cardiovascular and cerebrovascular disease, peptic ulcer disease and health products markets. We intend to devote additional resources to research and development and to continue to evaluate and develop additional product candidates to expand our pipeline where we perceive an unmet need and commercial potential, and to improve existing products to enhance their efficacy.

•
Focus on brand development. With intense price competition among many similar or identical products in the industry, we believe that building brand equity is the primary means to generate and sustain profitable growth in the future. Our brand strategy is centered on “Lixuwang”—the brand under which most of our products are sold. We believe that our relationships within the Chinese pharmaceutical industry is key to building brand equity, which can benefit from by developing and maintaining relationships with professionals within the industry, especially with physicians and hospitals.

•
Domestic Growth (China). We intend to grow our internal marketing and sales function and increase our relationships with other national distributors to expand the distribution and presence of our non-prescription brands and cosmetics. In expanding market share of our products, we intend to take advantage of our large manufacturing scale and reasonable cost control mechanisms, and our strong sales network. In addition, our goal is to establish our products as a preferred choice for prescription drugs in major hospitals. We believe that establishing a strong reputation with major hospitals may open the market for smaller, community and rural hospitals because patients from large hospitals also receive services from smaller hospitals. We also anticipate that the inclusion of Xuesaitong Soft Capsules on China’s National Medical Insurance List in 2005 should result in increased growth for that product over the next several years. We hope to add other prescription drugs, some of which are now in late-stage clinical trial, into this channel over the next few years.

•
International Growth. In addition to China, we have sold our products in Asian countries such as Indonesia, Thailand and Kyrgystan. We hope to expand sales into other countries where our products could be affordable treatment options.

•
Growth of Cosmetics Market Share. We intend to focus on the expansion of our cosmetics product line and devote additional marketing and sales resources. We hope that our cosmetics products will account for a larger percentage of our revenue in the future.

Research and Development

As of September 30, 2006, we employed 56 technicians, including seven senior researchers, 17 mid-level researchers, and 32 junior analysts. The technicians’ specializations include medicine, pharmacology, chemistry, biology, and medicine production equipment.

In an attempt to capitalize on the natural resource of Sanchi in Yunnan Province and to develop a strong medical industry in the Yunnan Province, we have recently established an enterprise technology center-Kunming Shenghuo Science and Technology Development Company-in cooperation with the Shijia Research Center of Beijing University. This collaboration combines the natural resources of Yunnan Province and the working conditions of our company with technical information and expertise of Beijing University. The project is designed to develop new techniques of extraction, purification and quality control while developing natural medicines native to Yunnan Province. The objectives are as follows: modernizing Chinese medicine development techniques; improving technological skill and processing techniques; industrialization of Chinese herbal medicine; creation of intellectual property rights; and deepening research into high-end Yunnan Province medicine. Pursuant to the joint establishment agreement that we entered into with Shijia Research Center on January 1, 2006, the project will have a duration of ten years, from January 1, 2006 through December 31, 2015. The business scope of the project includes development and technology transfer of bulk pharmaceuticals, prepared Chinese medicine, chemicals, biologicals, health food, and medical cosmetic products; importation of scientific instruments and medical technology, and communication with foreign and domestic research centers.

Although we have signed an agreement with the Shijia Research Center, we are still in the early stages of our collaboration and have not yet finished the industrial and commercial registration of Kunming Shenghuo Pharmaceutical Science and Technology Development Company. At present, the research of new products is still done by our technology development center and we pay for the expenses for this work. Thus, the research achievements belong to us. However, after the industrial and commercial registration of Kunming Shenghuo Pharmaceutical Science and Technology Development Company is complete, it will become our subsidiary. We will own 70% of the shares of Kunming Shenghuo Pharmaceutical Science and Technology Development Company and the chairman of the board and legal representative will be Mr. Lan Gui Hua. The remaining 30% of the shares will be owned by the Shijia Research Center. After the subsidiary is established, it will operate according to the regulations of our agreement with the Shijia Research Center.

Marketing and Sales

We have a trained marketing team and maintain sales offices or agents in approximately 20 provinces throughout China. The sales network covers approximately 186 cities and is staffed by approximately 400 sales representatives.

We also use a distribution system comprised of independent regional distributors. In a typical distribution contract, a distributor will be provided with certain sales targets for a particular period according to a set retail price. If the distributor completes the sales task within the prescribed period, the agent distributor will be given greater economic incentives and future distribution opportunities. If the distributor fails to complete the sales task within the prescribed period, we will cancel our contract with the distributor and sign with other competent distributors. We also sign reselling contracts with franchise drug companies for the distribution of our products. The franchise drug company, as a reseller, resells our products to local hospitals, drug stores, and other channel distributors. In addition, we sell our products directly to hospitals and retail drug stores.

Approximately 15% of sales of Xuesaitong Soft Capsules is sold by us to hospitals directly while approximately 85% of sales are made to distributors. Our three largest customers accounted for approximately 16.9% and 16.1% of our sales for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively.

Prices for our products are fixed and determinable. Each time products are purchased a specific price is agreed upon, a contract is signed and we and the customer are legally bound and neither can change the price. Prices for products are normally derived from our standard price lists, however, larger, more established customers are given quantity discounts. There are no instances in which payment for products sold is contingent on re-sales to or otherwise used by end-user patients. We do not allow returns on our products sold.

Production

We manufacture and package our products at our factory located in Kunming, China. The factory, which was built in 2000, is approximately 161,460 square feet and include a clean area that occupies approximately 86,110 square feet. Our clean area in the production facilities includes approximately 52,500 square feet of Class 10,000 certified and 2,350 square feet of Class 100,000 certified. The cleanliness classification is based on the number of dust particles and bacteria per cubic meter, so lower numbers indicate a higher cleanliness class. According to the Regulation for Quality Control of Drug Production issued by the SFDA, oral preparations of traditional Chinese medicines must be produced in a Class 300,000 or lower environment. Our production facilities use equipment imported from the U.S. and are designed to meet American standards, so our Class 10,000 and Class 100,000 certified areas are cleaner than the Chinese national standard. The production facilities have more than 600 machines and supporting parts for pharmaceutical production from domestic and foreign suppliers. The factory has a total of 28 complete production lines for semi-finished and finished hard capsules, tablets, granules, powder, electuary, and emulsifier. The key facilities are two soft capsule production lines obtained from GIC Company, an Italian producer of industrial machinery, and an automatic packaging production line purchased from Klockner Haensel GmbH, a German company. In addition, all of our precision testing machines are supplied by Sharp Document Systems, U.S.A. Our production facilities were certified to be in compliance with Good Manufacturing Practice (GMP) standards in August 2002 and February 2004. In May 2004 and October 2005, we received the GMP certifications for the production of health food products and supplements, including soft capsules, hard capsules, tablets and granule productions. We also received an additional GMP certification for production of pharmaceutical ointment products.

We utilize a complex process in extracting active components from the Sanchi plant, purifying the components and manufacturing our products. A typical manufacturing process begins by us obtaining the Sanchi plant from our supplier, washed clean, divided into main root, branch root and rhizome. The branch root known as “Sanchi Jintiao” and rhizome is known as “Sanchi Jiankou.” The Sanchi Jiankou is the portion of the Sanchi that contains the active ingredient, Panax Notoginseng Saponins. The Sanchi Jiankou is then sent to heavy pulverizing machinery to crush it into a specified powder size. The Sanchi Jiankou powder is then undergoes a complex extracting process in which the powder are mixed with extracting solvents and the resulting solution is percolated and filtered processed. The solution is concentrated by vacuum equipment while the extracting solvent is recollected and the active ingredient condensate is collected. The active ingredient condensate is then separated and purified through a chromatographic column, and the Sanchi polysaccharides and Sanchi saponins are collected separately. The solutions of Sanchi saponins and Sanchi polysaccharides are then separately purified by second chromatographic column to remove pigments and other useless compounds and obtain the pure saponins and polysaccharides, respectively. The Sanchi saponins and Sanchi polysaccharides are then separately dried by a spray-dryer, the resulting powders are weighed and packaged into separate contamination resistant plastic bags, which undergo quality control inspections and are stored in a warehouse for use in our line of products. Production of each product varies depending on the ingredients and form of the product, but production usually includes mixing of the Sanchi powder and the delivery agent, such as oil for soft capsules, and the ingredients are then processed using advanced pressing, drying, polishing and blister packaging equipment.

Quality Control

Our production facilities are designed and maintained with a view towards conforming with good practice standards. To comply with GMP operational requirements, we have implemented a quality assurance plan setting forth our quality assurance procedures. Our Quality Control department is responsible for maintaining quality standards throughout the production process. Quality Control executes the following functions:

•	setting internal controls and regulations for semi-finished and finished products;

•	implementing sampling systems and sample files;

•	maintaining quality of equipment, instruments, reagents, test solutions, volumetric solutions, culture media and laboratory animals;

•	auditing production records to ensure delivery of quality products;

•	monitoring the number of dust particles and microbes in the clean areas;

•	evaluating stability of raw materials, semi-finished products and finished products in order to generate accurate statistics on storage duration and shelf life;

•	articulating the responsibilities of Quality Control staff; and

•	on-site evaluation of supplier quality control systems.

Competition

The pharmaceutical industry both within China and globally is intensely competitive and is characterized by rapid and significant technological progress, and our operating environment is increasingly competitive. Our competitors, both domestic and international, include large pharmaceutical companies, universities, and public and private research institutions that currently engage in or may engage in efforts related to the discovery and development of new pharmaceuticals. Many of these entities have substantially greater research and development capabilities and financial, scientific, manufacturing, marketing and sales resources than we do, as well as more experience in research and development, clinical trials, regulatory matters, manufacturing, marketing and sales.

Competition in the manufacture and sale of medical products for cardiovascular and cerebrovascular disease in China is also intense. There are a large number of companies that are licensed to manufacture and sell these type of medical products in China. Western drugs such as lovastatins and nitroglycerine have a more than half of the market share of medications used to treat cardiovascular and cerebrovascular disease in China, with Chinese traditional medicines make up the next largest part of the market. On the whole, Chinese patent medicine still generally has many problems such as complex and unclear ingredients, inconsistent quality, slow action and ineffectiveness. Therefore, new Chinese medicines tend not to stay on the market for very long.

There are also many Chinese traditional medicines available to treat peptic ulcers. While they are inexpensive and readily available, they are not as effective as western medicines. In China, peptic ulcers are usually treated with western medicines such as H2 blockers (e.g., Zantac), proton pump inhibitors (e.g., Nexium) and bismuth (e.g., Pepto-Bismol). In addition, amoxicillin and other antibiotics are now commonly used in conjunction with to treat peptic ulcers.

The market for health and cosmetic products in China is also highly competitive. Both industries have a high number of competitors, some of which overlap, and many of which have a longer operating history and higher visibility, name recognition and financial resources than we do. Our competitors include manufacturers and marketers of personal care and nutritional products, pharmaceutical companies and other organizations.

Intellectual Property

We rely on a combination of trademark, copyright and trade secret protection laws in China, as well as confidentiality procedures and contractual provisions to protect our intellectual property. Our primary product, Xue Saitong Soft Capsules, first received patent protection and production and new medicine certification in 1999 and the protections continue until April 25, 2012. We also have protections for our technology methods of using Sanchi to help stop bleeding and combination methods, production and function of the medicine to treat intestinal disease. Xue Saitong Soft Capsules receive protections from the SFDA, which will not issue additional drug permits other than those already issued during the protection period. We have eight registered trademarks and have applied for registration of another two trademarks in China. Other than the foregoing, we do not have any measures to prevent any infringement of our intellectual property rights.

Seasonality

Sales in the first and third quarter are usually lower due to the traditional Chinese New Year and Chinese Spring Festival. Sales in the fourth quarter are usually higher.

Government Regulations of Pharmaceuticals

The testing, approval, manufacturing, labeling, advertising and marketing, post-approval safety reporting, and export of our products or product candidates are extensively regulated by governmental authorities in the PRC and other countries. Our principal sales market is presently in China. We are subject to the Drug Administration Law of China, which governs the licensing, manufacturing, marketing and distribution of pharmaceutical products in China and sets penalties for violations of the law. Additionally, we are subject to various regulations and permit systems by the Chinese government.

The application and approval procedure in China for a newly developed drug product has numerous steps. New drug applicants prepare the documentation of pharmacological study, toxicity study and pharmacokinetics and drug metabolism (PKDM) study and new drug samples. Documentation and samples are then submitted to provincial food and drug administration (“provincial FDA”). The provincial FDA sends its officials to the applicant to check the applicant’s research and development facilities and to arrange new drug examination committee meeting for approval deliberations. This process usually takes three months. After the documentation and samples being approved by the provincial FDA, the provincial FDA will submit the approved documentation and samples to SFDA. SFDA examines the documentation and tests the samples and arranges new drug examination committee meeting for approval deliberations. If the application is approved by SFDA, SFDA will issue a clinical trial license to the applicant for clinical trials. The clinical trial license approval typically takes one year. The applicant completes the clinical trial process and prepares documentation and files submitted to SFDA for new drug approval. The clinical trial process usually takes one year or two depending on the category and class of the new drug. SFDA examines the documentation and gives final approval for the new drug and issues the new drug license to the applicant. This process usually takes eight months. The whole process for new drug approval usually takes three to four years.

Insurance Catalogue

Pursuant to the Decision of the State Council on the Establishment of the State Basic Medical Insurance System for Urban Employees and the Implementation Measures for the Administration of the Scope of Medical Insurance Coverage for Pharmaceuticals for Urban Employees, the Ministry of Labor and Social Security in China established the Insurance Catalogue. The Insurance Catalogue is divided into Parts A and B. The medicines included in Part A are designated by the Chinese governmental authorities for general application. Local governmental authorities may not adjust the content of medicines in Part A. Although the medicines included in Part B are designated by Chinese governmental authorities in the first instance, provincial level authorities may make limited changes to the medicines included in Part B, resulting in some regional variations in the medicines included in Part B from region to region.

Patients purchasing medicines included in Part A are entitled to reimbursement of the costs of such medicines from the social medical fund in accordance with relevant regulations in China. Patients purchasing medicines included in Part B are required to pay a predetermined proportion of the costs of such medicines.

The medicines included in the Insurance Catalogue are selected by the Chinese government authorities based on various factors including treatment requirements, frequency of use, effectiveness and price. Medicines included in the Insurance Catalogue are subject to price control by the Chinese government. The Insurance Catalogue is revised every two years. In connection with each revision, the relevant provincial drug authority collects proposals from relevant enterprises before organizing a comprehensive appraisal. The SFDA then makes the final decision on any revisions based on the preliminary opinion suggested by the provincial drug administration. Other than completing a normal application process, we have no role in the selection of products for inclusion in the Insurance Catalog. We do not pay any fee in order to be listed.

In 2005, our primary product, Xuesaitong Soft Capsules was listed in Part B of the Insurance Catalogue. Xuesaitong Soft Capsules represent more than 90% of our revenue, and removal of the product from the Insurance Catalogue would adversely affect our total revenue.

We are seeking to have other products listed in the Insurance Catalogue. At present, Xuesaitong Soft Capsules and Sulfadiazine Silver Ointment have already been listed in the Insurance Catalogue. The China Society and Labor Security Department plans to update the Insurance Catalogue every two years, but since 2000, the catalog has only been updated once. It is expected to be updated again in 2007 and we hope to receive approval for listing of our Huangtensu Soft Capsules based on its medicinal attributes and sales, but there is not guarantee that this product will be approved for listing.

Price Controls

Drugs that are listed in the Insurance Catalogue and whose production or trading will constitute monopolies are commonly subject to price control by the Chinese government. The maximum prices of such medicine products are published by the state and provincial administration authorities from time to time. The prices of other medicines that are not subject to price control are determined by the pharmaceutical manufacturers, subject, in certain cases, to providing notice to the provincial pricing authorities. Our primary product, Xuesaitong Soft Capsules, is subject to retail and wholesale price controls.

The price of Xuesaitong Soft Capsules is determined by The National Development and Reform Commission of the PRC. The original price, as approved by the government, was 45 RMB (U.S. $5.63) per box of 24 capsules. Currently, its maximum price has been adjusted to 54.80 RMB (U.S. $6.85) per box of 24 capsules. We have submitted an application to The National Development and Reform Commission of the PRC requesting that the Xuesaitong Soft Capsules be placed into a medicine category that benefits from price protection, which, if approved, would exempt our product from price reductions.

Employees

As of September 30, 2006, we had 438 full-time, salaried employees who receive labor insurance. These employees are organized into a union under the labor laws of China and can bargain collectively with us. In addition, we employ over 400 sales representatives who are paid on a commission basis. These representatives are not part of the union. We maintain good relations with our employees.

We are required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations. In the last three years, we contributed approximately $99,700, $93,000 and $55,000 for the years ended December 31, 2005, 2004 and 2003, respectively. We expect the amount of our contribution to the government’s social insurance funds to increase in the future as we expand our workforce and operations.

Facilities

We have land use rights to two parcels of land with a total area of approximately 66.7 acres and owns a 161,460 square foot factory. The land use rights for both parcels have terms of 50 years and end in 2048 and 2050. Our principal executive offices are located at No. 2, Jing You Road, Kunming National Economy & Technology Developing District, People’s Republic of China 650217.

Legal Proceedings

In 2003, we were sued by a former employee for allegedly violating his contract and the courts entered a judgment in favor of the employee in 2003 for $128,978, which included litigation costs. We accrued the liability for this loss at December 31, 2003 and paid the amount of the judgment to the employee on April 27, 2004. In 2006, the plaintiff asked the court to force us to pay a penalty in the amount of $100,000 for us not paying the judgment in a timely manner. The court, which is the process of reviewing the request for the penalty, has frozen a bank account of ours that holds $105,284. This balance is classified as restricted cash on the balance sheet. No amount has been recorded on our books as we believe that no information suggests that it is probable a liability has been incurred and the amount of loss as a result of this litigation cannot yet be reasonably estimated.

MANAGEMENT

Executive Officers, Directors and Key Employees

The following individuals constitute our board of directors and executive management:

Name	Age	Position
Gui Hua Lan	63	Chief Executive Officer and Chairman of the Board
Feng Lan	33	President and Director
Lei Lan	32	Executive Director of Sales and Director
Qiong Hua Gao	39	Chief Financial Officer
Peng Chen	32	Chief Technological Officer
Zheng Yi Wang	61	Executive Director of Exports, Corporate Secretary and Director

Gui Hua Lan has been Chief Executive Officer and Chairman of the Board since 1995. Mr. Lan was born in Yulin, Guangxi Province and has a Bachelor’s degree in engineering. He also studied at the Chongqing School of Banking and the University of Yunnan from 1959 to 1966. After graduation, Mr. Lan worked in the fields of finance, media, and government in China. In 1980, Mr. Lan established his own enterprise devoted to research on traditional Chinese medicine. From 1995 to 1999, Mr. Lan served as President of the company. Over the last 25 years, he has overseen the successful commercial development of a large number of traditional Chinese medicine-based drugs and nutritional supplements. He owns over 20 national and international patents and has written and published numerous articles and reports on economics, many of which have been recognized by the World Organization for Traditional Chinese Medicine, Chinese economics and management institutions, and the Chinese Academy of Social Sciences. Mr. Lan also serves as President and Chairman of Kunming Nanguo Biologicial Resources Development Corp., Ltd., a pharmaceutical research company in China, and President and Chairman of Lan’s Int’l Medicine Investment Co., Limited, the controlling shareholder of our company. Mr. Lan also holds a number of prominent political posts including,: Political commissar of Yunnan Province, committee of special economy association, committee of business association in Yunnan province, Standing Director of Chinese Entrepreneurs, Vice-chairman of the Yunnan Institution of Chinese International Trade Academics Association, Vice-chairman of Yunnan Technique Enterprises Association, president of the chamber of commerce for pharmaceuticals and health foods.

Feng Lan has been President and Director since March 2002. Mr. Lan has a Bachelor’s degree in engineering. Mr. Lan graduated from Yunnan traditional Chinese Medicine College in 1996, where he majored in pharmacology. He also completed graduate studies in pharmacology at the Kunming Medicine College in 2002. Mr. Lan is a senior engineer and an academic leader in Kunming. He joined Kunming in 1996, and was Secretary of the Technical Department from September 1996 to December 1999 and General Engineer from March 2000 to March 2005. In October 2004, he was elected as the new General Manager of the group and also the General Manager of the pharmaceutical company. During his tenure, he has achieved successes such as developing Xuesaitong Soft Capsule and improved production techniques and quality control systems. Mr. Lan also serves as a Director of Lan’s Int’l Medicine Investment Co., Limited, the controlling shareholder of our company. In 1999, he received an engineering certificate. He was awarded third prize of Science and Technology Progress in Yunnan province. In 2002, he was awarded the title of Technician Making Outstanding Contributions to Kunming city.

Lei Lan has been Executive Director of Sales since October 2004 and a Director since November 2004. Mr. Lan joined us in 1995 and served as a vice manager of sales from July 1997 to June 1999. He also served as manager of the Yunnan Department from July 1997 to June 1999, where he managed sales within the province. Controller, Marketing Manager, and he also served as Vice General Manager of Sales from June 1999 to January 2002 and he served as Marketing Manager and Controller from June 1999 to January 2002. Mr. Lan graduated from Yunnan Ethnic Academy in July 2005 with a major in economics and management.

Qiong Hua Gao has been Chief Financial Officer since January 2005. Ms. Gao has been with us since 2000. From December 2001 to January 2005, Ms. Gao served as the minister of the finance department. From July 2001 to December 2001, she served as a district accountant for sales, and from July 2000 to July 2001, she served as an accountant in our Yunnan Market Department. From October 1991 to April 2000, Ms. Gao was principal accountant of Kunming Panlong Commercial Building. Ms. Gao graduated from Yunnan finance and trade institute, with an accounting degree. She joined the group in 1997, and has been in positions such as section chief of financial department, financial secretary of sales, and financial secretary of pharmaceuticals.

Peng Chen has been Chief Technological Officer since January 2005. Ms. Chen joined us in 1996 and served as manager of the technology department from October 2001 to December 2004. Ms. Chen has also served as manager of quality control. Ms. Chen graduated from Yunnan traditional Chinese Medicine College in 1996 with a major in pharmacology and completed her graduate study at the Kunming Medicine College in 2002. Ms. Chen is also vice chief physician and has been in positions like section chief of quality control department, vice secretary and secretary of the techniques department.

Zheng Yi Wang has served as Executive Director of Exports since November 2005 and he served as Corporate Secretary and a Director since August 2004. From June 1999 to July 2004, Mr. Wang served as our vice manager of the pharmaceuticals department, where he oversaw the manufacturing operations. Mr. Wang also served as director of the enterprise management department from August 2004 to April 2006 and has served as director of the administration center from May 2006, where he assists in management and executive affairs. Since August 2004, Mr. Wang has been a dispatching director of National Investment Entrepreneur Limited, a bio-resource company. Mr. Wang also serves as a director of Kunming Nanguo Biologicial Resources Development Corp., Ltd., a pharmaceutical research company, and a director of Lan’s Int’l Medicine Investment Co., Limited, the controlling shareholder of our company. Mr. Wang graduated from the Kunming Medicine College in July 1968 with a major in medical treatment.

Family Relationships

Gui Hua Lan is the father of Lei Lan and Feng Lan, who are brothers. Feng Lan is the spouse of Peng Chen.

Director Compensation

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. We intend to develop such a policy in the near future.

The Board of Directors and Committees

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by our Board of Directors as a whole. We are not required to maintain such committees under the rules applicable to companies that do not have securities listed or quoted on a national securities exchange or national quotation system. We intend to create board committees, including an independent audit committee, in the near future. If we are successful in listing our common stock on the American Stock Exchange, we would be required to have, prior to listing, an independent audit committee formed, in compliance with the requirements for listing on the American Stock Exchange and in compliance with Rule 10A-3 of the Securities Exchange Act of 1934.

Executive Compensation

The following table sets forth information concerning the compensation for the three fiscal years ended December 31, 2005 of the chief executive officer; no other executive officers’ annual salary and bonus exceeded $100,000 in such years (collectively, the “Named Executive Officers”).

		Annual Compensation
Name and Position	Year	Salary ($)	Bonus ($)

Gui Hua Lan	2005	$6,571	$2,785
Chief Executive Officer and	2004	$5,395	$2,278
Chairman of the Board	2003	$3,755	$1,519

Option Grants in 2005

There were no option grants in 2005.

Aggregated Option Exercises in 2005 and Option Values at December 31, 2005

There were no option exercises or options outstanding in 2005.

Employment Agreements

Each of Gui Hua Lan, Feng Lan, Qiong Hua Gao, Lei Lan, Peng Chen and Zheng Y. Wang are parties to five year employment agreements with us expiring in December 2009 further to which each employee is paid an annual salary of $7,753, $6,340, $5,024, $4,733, $5,165, and $5,516, respectively. None of the agreements provide for severance upon termination.

Indemnifications of Directors And Executive Officers And Limitations of Liability

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the Effective Time of the Share Exchange, we had not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Kunming Shenghuo Pharmaceutical (Group) Co., Ltd.

Kunming Shenghuo Pharmaceutical (Group) Co., Ltd. is a 93.75%-owned subsidiary of our company, which has interlocking executive and director positions with Kunming Shenghuo Pharmaceutical (Group) Co., Ltd. (“Shenghuo China”).

August 2006 Share Exchange

In August 2006, we completed the Share Exchange with Shenghuo China. Shenghuo China’s 93.75% shareholder, Lan’s Int’l Medicine Investment Co., Limited (“LIMI”), exchanged 93.75% of the equity interest of Shenghuo China for the issuance of an aggregate of 16,255,400 shares of our common stock to LIMI and its designees. As of the close of the Share Exchange, LIMI owned 80.5% of our issued and outstanding stock. Gui Hua Lan, Feng Lan and Zheng Yi Wang are directors of LIMI, are officers and directors of Shenghuo China, and were also appointed as executive officers and directors of our company upon closing of the Share Exchange. In addition, Gui Hua Lan, Feng Lan and Zheng Yi Wang owns 62.2%, 5.0% and 1.3%, respectively, of LIMI’s issued and outstanding shares. Each of the foregoing persons disclaims beneficial ownership of the shares held by LIMI except to the extent of his pecuniary interest. Moreover, Lei Lan, the Company’s Executive Director of Sales and a Director, and Qiong Hua Gao, our Chief Financial Officer, owns 9.2% and 1.3%, respectively, of LIMI’s issued and outstanding shares. Gui Hua Lan was appointed as our Chief Executive Officer and Chairman of the Board, Feng Lan was appointed as our President and Director, and Zheng Yi Wang was appointed as our Executive Director of Exports, Corporate Secretary and Director.

WestPark Capital, Inc. and SRKP 8, Inc.

Westpark Capital, Inc. acted as the placement agent for the Private Placement, the $1,800,000 equity financing conducted by us on the close of the Share Exchange. For its services as placement agent, WestPark was paid a commission equal to 9.0% of the gross proceeds from the financing, in addition to a 2% non-accountable expense fee, for an aggregate amount fee of $198,000. Richard Rappaport, our President and one of our controlling stockholders prior to the Share Exchange, indirectly holds a 100% interest in Westpark, an NASD member. Anthony C. Pintsopoulos, one of our controlling stockholders and an officer and director prior to the Share Exchange, is the Chief Financial Officer of Westpark. Debbie Schwartzberg, one of our controlling stockholders prior to the Share Exchange, is a noteholder of the parent company of Westpark; her note entitles her to a 1.5% interest in the net profits of the parent company of Westpark. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with us upon the closing of the Share Exchange. In addition, on May 26, 2005, the Company issued 2,700,000 shares of common stock to five accredited investors for aggregate cash consideration of $25,000. These five investors included Richard Rapparport, Anthony Pintsopolous, and Debbie Schwartzberg. It should be noted that any shares held by promoters of the Company may not be sold by such promoters, or their transferees, pursuant to Rule 144 of the Securities Act. This is true for any such sale either before or after the Share Exchange, regardless of technical compliance with the rule.

Sale of Technology from Nanguo to Shenghuo China

Our subsidiary, Shenghuo China, was formed in 1995 as a limited company under the laws of the People’s Republic of China (“PRC”), with Kunming Nanguo Biology Source Development Institute (“Nanguo”) owning approximately 55% of our outstanding equity interests and Guangdong Maoming Huazhou Company (“Guangdong”) owning approximately 45% of our equity interests. In November 1999, Guangdong transferred all of its equity interests to Nanguo, which, as a result, became our 100% parent. Also in November 1999, Nanguo entered into an agreement with the Pharmaceutical Institute of Kunming Medical College (the “College”) to purchase the rights to the technology for the preparation of Sanchi, including the technology of extracting and separating the Sanchi from Panax notoginseng, analysis data, the conditions and methods of synthesize, manufacture and the quality-control. Terms of the agreement required an initial payment of approximately $217,000 and a final payment of approximately $3.9 million upon receiving governmental approval and protection for the developed techniques. In March 2000, Nanguo made an additional net investment of approximately $1.3 million and a new investor, Yunnan Yunwei (Group) Co., LTD (“Yunwei”), made a capital investment of approximately $3.7 million into our company, and in May 2002, a new investor, SDIC Venture Capital Investment, Co., Ltd. (“SDIC”), made an investment of approximately $483,000. In August 2004, Nanguo sold the rights to the technology to our company for approximately $3.5 million, and in January 2005, Nanguo purchased all of the equity interests held by Yunwei for approximately the same amount, resulting in Nanguo becoming our 93.75% parent, and SDIC’s percentage holding in our company became 6.25% of our outstanding equity interests. In 2006, Nanguo transferred its 93.75% interest to Lan’s Int’l Medicine Investment Co., Ltd., a company formed under the laws of Hong Kong (“LIMI”), and we were restructured into Chinese Foreign Equity Joint Venture under the laws of the PRC. LIMI transferred its 93.75% interest in Shenghuo China to us pursuant to the Share Exchange Transaction, which was completed on August 31, 2006.

Loans to and from Insiders

In the past, we have made loans to our officers. As of December 31, 2005 and 2004 the Company had receivables due from officers in the amount of $60,462 and $21,497, respectively. All amounts due were paid prior to completion of the transactions contemplated by the Share Exchange Agreement. As of December 31, 2005 and 2004, we had loan receivables due from our parent company in the amount of $118,000 and $24,000, respectively. There was no interest rate or terms for repayment associated with any of these loans. Also at September 30, 2006, we had payables due to officers in the amount of $311,328 (unaudited) and due to our former parent company in the amount of $191,769 (unaudited). At December 31, 2005 the amounts payable to officers and to the parent company were $397,000 and $188,000, respectively. These amounts were due on demand and do not accrue interest.

Purchase of Interests in Subsidiaries

On August 30, 2006, one of our officers agreed to transfer to us a majority of the officer’s equity interest in our subsidiary Kunming Shenghuo Medicine Co., Ltd. (“Medicine”) and another officer agreed to transfer to us a majority of the officer’s equity interest in our subsidiary Kunming Pharmaceutical Importation and Exportation Co., Ltd. (“Import/Export”), leaving each of them with a 1% interest in the subsidiaries, respectively. We paid $24,980 for transfer of the interest of Import/Export and $249,800 for the interest of Medicine. Taking into account the transfers, we own 99% of the equity interests in Import/Export and Medicine.

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the closing of the date of this prospectus are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of our common stock based on 19,119,400 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of our company;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o China Shenghuo Pharmaceutical Holdings, Inc., No. 2, Jing You Road, Kunming National Economy & Technology Developing District, Peoples Republic of China 650217.

		Beneficially Owned Prior to and	Percent of Class Beneficially Owned
Name and Address of Beneficial Owner	Title	After the Offering	Prior to Offering	After Offering(1)
Directors and Executive Officers
Gui Hua Lan	Chief Executive Officer and Chairman of the Board	15,213,000(2)	79.6%	78.3%

Feng Lan	President and Director	15,213,000(2)	79.6	78.3

Qiong Hua Gao	Chief Financial Officer	—(3)	—	—

Lei Lan	Executive Director of Sales and Director	—(3)	—	—

Peng Chen	Chief Technological Officer	15,213,000(4)	79.6	78.3

Zheng Yi Wang	Executive Director of Exports, Corporate Secretary and Director	15,213,000(2)	79.6	78.3

Officers and Directors as a Group (total of 6 persons)		15,213,000(2)	79.6	78.3

5% or more Stockholders
Lan’s Int’l Medicine Investment Co., Limited		15,213,000(2)	79.6	78.3

(1)	Assumes offering of 300,000 shares without underwriters’ exercise of its 45,000 additional shares to cover over-allotments.

(2)
Represents shares of common stock in the Company held by Lan’s Int’l Medicine Investment Co., Limited, a Hong Kong corporation (“LIMI”), of which Gui Hua Lan, Feng Lan and Zheng Yi Wang are directors and have voting and investment control over the shares owned by LIMI. In addition, Gui Hua Lan, Feng Lan and Zheng Yi Wang own 62.2%, 5.0% and 1.3%, respectively, of LIMI’s issued and outstanding shares. Each of the foregoing persons disclaims beneficial ownership of the shares held by LIMI except to the extent of his pecuniary interest.

(3)
Excludes shares of common stock of the Company held by LIMI. Lei Lan and Qiong Hua Gao owns 9.2% and 1.3%, respectively, of LIMI’s issued and outstanding shares; however, Mr. Lan and Ms. Gao do not have voting and investment control over the shares of the Company’s common stock held by LIMI.

(4)
Represents shares of common stock in the Company held by LIMI. Mrs. Chen is the spouse of Feng Lan, who is a director of LIMI. Mrs. Chen may therefore be deemed to be the beneficial owner of the shares held by LIMI. Mrs. Chen disclaims beneficial ownership of the shares held by LIMI except to the extent of her pecuniary interest.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $.0001 par value per share, of which 19,119,400 shares are issued and outstanding as of the date hereof. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors;

(ii)	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We may issue up to 10,000,000 shares of our preferred stock, par value $.0001 per share, from time to time in one or more series. Immediately after the Share Exchange, no shares of preferred stock have been issued. Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Warrants

At the closing of the Share Exchange, we issued five year warrants to purchase 100,000 shares of our common stock at a per share exercise price of $2.50 for investor relations services. We agreed to register the warrants in the registration statement that we file to register the common stock issued in our Private Placement that closed on August 31, 2006.

Market Price of Our Common Stock

Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to submit application documents for the listing of our common stock on the American Stock Exchange. If and when our common stock is listed or quoted for trading, the price of our common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	Our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	Our financial position and results of operations;

•	Concern as to, or other evidence of, the reliability and efficiency of our proposed products and services or our competitors’ products and services;

•	Announcements of innovations or new products or services by us or our competitors;

•	U.S. federal and state governmental regulatory actions and the impact of such requirements on our business;

•	The development of litigation against us;

•	Period-to-period fluctuations in our operating results;

•	Changes in estimates of our performance by any securities analysts;

•	The issuance of new equity securities pursuant to a future offering or acquisition;

•	Changes in interest rates;

•	Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Investor perceptions of our company; and

•	General economic and other national conditions.

Delaware Anti-Takeover Law and Charter and Bylaws Provisions

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

•	provide our board of directors with the ability to alter our bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders;

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring our company, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent and registrar for our common stock is U.S. Stock Transfer Corporation.

Listing

We intend to submit application documents for the listing of our common stock on the American Stock Exchange under the trading symbol “[_____].”

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect market prices. Upon completion of this offering, we will have outstanding an aggregate of 19,419,400 shares of common stock, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding warrants. Of these shares, the 300,000 shares sold in the offering will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below. All other outstanding shares not sold in this offering will be deemed "restricted securities" as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below. Subject to the lock-up agreements described below and the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

Approximate Number of Shares Eligible for Future Sale	Date

300,000	After the date of this prospectus, freely tradeable shares sold in this offering.

548,600
After the date of this prospectus, these shares will have been registered upon a separate resale registration statement (“Resale Registration Statement”) and will be freely tradeable by certain selling stockholder listed in the resale registration statement.

2,000,000
After the date of this prospectus and after our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, these shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period.

16,255,400
On August 31, 2007, which is one year after the closing of the share exchange transaction, these shares, which were issued in connection with the share exchange transaction, may be sold under and subject to Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned shares of our common stock for at least one year, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding (which will equal approximately 194,194 shares immediately after this offering); or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold  for at least two years, including the holding period of any prior owner except one of our affiliates, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144; therefore, unless otherwise restricted, 144(k) shares could be sold immediately upon the completion of this offering.

Lock-Up Agreement

The investors in our private offering that closed on August 31, 2006, in which we sold 2,000,000 shares of common stock, entered into a lock-up agreement pursuant to which they agreed not to sell their shares until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period. We agreed to file a registration statement covering the common stock sold in the private placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor. Subject to the lock up agreement, the shares will be freely tradeable upon effectiveness of the registration statement.

Registration

We are also concurrently registering for resale under a separate prospectus up to 2,648,600 shares of our common stock held by the selling stockholders named under the prospectus, including 100,000 shares that have been or may be acquired upon the exercise of warrants. None of these shares are being offered by us and we will not receive any proceeds from the sale of these shares. For additional information, see above under “Prospectus Summary - Relevant Events - Principal Terms of the Share Exchange” and “- The Private Placement.”

In addition, we agreed to file a registration statement with the Securities and Exchange Commission to register (i) 315,400 shares of common stock held by shareholders of our company prior to the share exchange who are affiliates of Westpark Capital, Inc. and (ii) 1,042,400 shares of common stock that were issued to FirstAlliance Financial Group, Inc. and Marvel International Limited as designees of LIMI (the former majority shareholder of Shenghuo China) in connection with the share exchange. We must file the registration statement within ten days after the end of the six month period that immediately follows the date on which we initially filed the registration statement to register the shares issued in the Private Placement, which is September 29, 2006.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement dated [________], 2006, the underwriters named below, through their representative WestPark Capital, Inc., have severally agreed to purchase from us the number of shares of common stock set forth opposite their names at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriter	Number of Shares
WestPark Capital, Inc.

Total

The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets and may also be terminated upon the occurrence of the events specified in the underwriting agreement. The underwriters are severally committed to purchase all of the common stock being offered by us if any of such shares are purchased, other than those covered by the over-allotment option described below.

The underwriters propose to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus. The underwriters may offer the common stock to some dealers at that price less a concession not in excess of $[_______] per share. Dealers may reallow a concession not in excess of $[_______] per share to some other dealers. After the shares of common stock are released for sale to the public, the underwriters may vary the offering price and other selling terms.

We have granted to the underwriters an option, exercisable for up to 60 days after the date of this prospectus, to purchase up to 45,000 additional shares of common stock at the public offering price set forth on the cover of this prospectus solely to cover over-allotments, if any. If the underwriters exercise their over-allotment option, the underwriters have severally agreed, subject to limited conditions, to purchase approximately the same percentage that the number of shares of common stock to be purchased by each of them, as shown in the foregoing table, bears to the common stock covered by this prospectus.

We have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect thereof.

We have agreed to pay the representative a $__________ non-accountable expense allowance.

Upon the closing of this offering, we have agreed to sell to WestPark Capital, Inc. warrants to purchase up to ___________ shares of our common stock. The warrants will be exercisable commencing upon their date of issuance at a per share exercise price equal to 120% of the public offering price, subject to standard anti-dilution adjustments for stock splits and similar transactions, and will expire five years from the date of this prospectus. The holders of shares of common stock acquired upon exercise of the warrants have the right to include such shares in any future registration statements filed by us and to demand one registration for the shares. The warrants and underlying shares are not transferable during the 180 days period immediately following the date of this prospectus, except to officers of WestPark Capital, Inc.

We have also agreed to retain WestPark Capital, Inc. as a consultant to assist us with shareholder and investor matters. The consulting arrangement will be for a period of 12 months, commencing upon the closing of this offering, at a rate of $3,000 per month.

The representative may engage in over-allotment, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934. Over- allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Penalty bids may have the effect of deterring syndicate members from selling to people who have a history of quickly selling their shares. In passive market making, market makers in the common stock who are underwriters or prospective underwriters may, subject to some limitations, make bids for or purchases of the common stock until the time, if any, at which a stabilizing bid is made. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

In connection with the offering, the underwriters may make short sales of the issuer’s shares and may purchase the issuer’s shares on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters’ "overallotment" option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. "Naked" short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the issuer’s stock or preventing or retarding a decline in the market price of issuer’s stock. As a result, the price of the issuer’s stock may be higher than the price that might otherwise exist in the open market.

Prior to this offering, there has been no public market of the common stock. Consequently, the initial public offering price will be determined by negotiations between us and the underwriters. Among the factors considered in these negotiations will be prevailing market conditions, the market capitalizations and the stages of development of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, our results of operations in recent periods, the present state of our development and other factors deemed relevant.

We estimate that our out of pocket expenses for this offering will be approximately $[____________].

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart Nicholson Graham LLP, Los Angeles, California. A partner of Kirkpatrick & Lockhart Nicholson Graham LLP owns 59,760 shares of common stock of our company. Stubbs Alderton & Markiles, LLP, Sherman Oaks, California is acting as counsel for the underwriters.

EXPERTS

The consolidated financial statements of China Shenghuo Pharmaceutical Holdings, Inc. as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004, appearing in this Prospectus and Registration Statement have been audited by Hansen, Barnett & Maxwell, PC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We filed a Form 10-SB with the SEC and, as a result, we are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC. AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of September 30, 2006 (Unaudited) and December 31,
2005 and 2004	F-3

Consolidated Statements of Operations and Comprehensive Income for the Nine
Months Ended September 30, 2006 and 2005 (Unaudited) and for the Years Ended
December 31, 2005 and 2004	F-4

Consolidated Statements of Stockholders’ Equity for the Years Ended December 31,
2004 and 2005 and for the Nine Months Ended September 30, 2006 (Unaudited)	F-5

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006
and 2005 (Unaudited) and for the Years Ended December 31, 2005 and 2004	F-6

Notes to Consolidated Financial Statements	F-8

HANSEN, BARNETT & MAXWELL
A Professional Corporation CERTIFIED PUBLIC ACCOUNTANTS 5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128 Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com	Registered with the Public Company Accounting Oversight Board

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
China Shenghuo Pharmaceutical Holdings, Inc.

We have audited the accompanying consolidated balance sheets of China Shenghuo Pharmaceutical Holdings, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China Shenghuo Pharmaceutical Holdings, Inc. and subsidiaries as of December 31, 2005 and 2004 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

July 17, 2006

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005	2004
	(Unaudited)
ASSETS:
Current Assets:
Cash and cash equivalents	$2,092,276	$1,104,043	$690,267
Restricted cash	420,625	384,395	-
Accounts receivable, less allowance for doubtful accounts of $1,503,014 at September 30, 2006 (unaudited) and $959,668 and $1,033,868 at December 31, 2005 and 2004, respectively	10,768,077	2,340,346	1,416,906
Other receivables, less allowance for doubtful accounts of $338,072 at Septmeber 30, 2006 (unaudited) and $658,401 and $719,661 at December 31, 2005 and 2004, respectively	3,561,421	1,976,868	2,590,180
Advances to suppliers	121,631	84,434	89,292
Inventory	2,141,929	4,305,377	3,752,998
Receivable from related parties	-	178,133	45,633
Other current assets	13,715	56,062	32,321
Total Current Assets	19,119,674	10,429,658	8,617,597
Property, plant and equipment, net of accumulated depreciation of
$3,138,831 at September 30, 2006 (unaudited) and $2,606,685
and $2,020,584 at December 31, 2005 and 2004, respectively	7,538,080	8,161,847	7,673,128
Intangible assets, net of accumulated amortization of $17,922 at
September 30, 2006 (unaudited) and $0 and $0 at December 31,
2005 and 2004, respectively	631,481	638,693	-
Long term restricted cash	105,284	-	-
Construction in progress	-	-	48,039
Deferred income taxes	760,262	368,247	369,539
TOTAL ASSETS	$28,154,781	$19,598,445	$16,708,303

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$1,012,601	$946,216	$475,572
Other payables and accrued expense	2,422,010	1,876,376	1,555,836
Payable to related parties	503,097	585,394	-
Short-term notes payable	10,399,417	9,426,457	5,400,350
Advances from customers	437,475	246,382	3,189,364
Taxes and related payables	3,376,837	1,065,030	488,735
Unearned revenue	159,537	201,516	110,297
Current portion of long-term debt	2,658,915	272,295	2,601,630
Total Current Liabilities	20,969,889	14,619,666	13,821,784
Long-Term Debt	-	2,477,278	2,172,208
Total Liabilities	20,969,889	17,096,944	15,993,992

Minority Interest in Net Assets of Subsidiaries	337,803	331,451	279,825

Stockholders' Equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 shares outstanding at September 30, 2006 (unaudited), and 0 shares outstanding at December 31, 2005 and 2004, respectively	-	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized, 19,119,400 shares outstanding at September 30, 2006 (unaudited), and 16,227,200 shares outstanding at December 31, 2005 and 2004, respectively	1,912	1,626	1,626
Additional paid-in capital	5,052,187	2,659,134	2,659,134
Retained earnings (deficit)	1,630,083	(535,523)	(2,224,222)
Other comprehensive income, foreign currency translation	162,907	44,813	(2,052)
Total Stockholders' Equity	6,847,089	2,170,050	434,486
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$28,154,781	$19,598,445	$16,708,303

The accompanying notes are an integral part of these consolidated financial statements.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)

Sale of Products	$13,796,773	$5,759,914	$11,066,783	$7,597,590
Cost of Products Sold	4,478,021	1,968,239	4,218,341	2,739,448
Gross Profit	9,318,752	3,791,675	6,848,442	4,858,142

Operating Expenses:
Selling expense	2,951,964	2,974,099	3,158,503	3,092,111
General and administrative expense	2,770,072	869,780	868,582	1,257,647
Research and development expense	13,296	2,099	132,282	171,198
Total Operating Expenses	5,735,332	3,845,978	4,159,367	4,520,956

Income (Loss) from Operations	3,583,420	(54,303)	2,689,075	337,186

Other Income (Expense):
Interest income	4,242	11,510	13,436	10,343
Income from research and development activities	102,508	19,035	-	482,670
Non-operating income	-	-	26,654	34,042
Interest expense	(561,390)	(345,798)	(522,530)	(455,357)
Non-operating expenses	(5,071)	(19,824)	(20,843)	(23,853)
Net Other Income (Expense)	(459,711)	(335,077)	(503,283)	47,845

Income (Loss) Before Income Taxes	3,123,709	(389,380)	2,185,792	385,032
(Provision for) benefit from income taxes	(697,357)	110,190	(445,467)	(185,909)
Minority interest in (income) loss of subsidiaries	(260,746)	64,718	(51,626)	(60,805)
Net Income (Loss)	$2,165,606	$(214,472)	$1,688,699	$138,318

Basic and Diluted Earnings (Loss) Per Share	$0.13	$(0.01)	$0.10	$0.01

Weighted-Average Shares Outstanding	16,545,024	16,227,200	16,227,200	22,324,523

Net Income (Loss)	$2,165,606	$(214,472)	$1,688,699	$138,318
Foreign currency translation adjustment	118,094	8,972	46,865	3,208
Comprehensive Income (Loss)	$2,283,700	$(205,500)	$1,735,564	$141,526

The accompanying notes are an integral part of these consolidated financial statements.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

					Accumulated
			Additional	Retained	Other	Total
	Common Stock		Paid-in	Earnings	Comprehensive	Stockholders'
	Shares	Amount	Capital	(Deficit)	Income	Equity

Balance, December 31, 2003	37,342,861	$3,734	$6,119,945	$(2,362,540)	$(5,260)	$3,755,879
Distribution	(21,115,661)	(2,108)	(3,460,811)	-	-	(3,462,919)
Net income for the year	-	-	-	138,318	-	138,318
Foreign currency translation adjustment	-	-	-	-	3,208	3,208

Balance, December 31, 2004	16,227,200	1,626	2,659,134	(2,224,222)	(2,052)	434,486
Net income for the year	-	-	-	1,688,699	-	1,688,699
Foreign currency translation adjustment	-	-	-	-	46,865	46,865

Balance, December 31, 2005	16,227,200	1,626	2,659,134	(535,523)	44,813	2,170,050
Conversion of common shares to
minority interest (Unaudited)	(1,014,200)	(101)	(223,211)	-	-	(223,312)
Issuance of common shares and
warrants for services (Unaudited)	1,242,400	121	1,129,280	-	-	1,129,401
Issuance of common shares for
cash, net of offering costs (Unaudited)	2,000,000	200	1,487,050	-	-	1,487,250
Issuance to acquire SRKP 8 (Unaudited)	664,000	66	(66)	-	-	-
Net income for the nine months
ended September 30, 2006 (Unaudited)	-	-	-	2,165,606	-	2,165,606
Foreign currency translation
adjustment (Unaudited)	-	-	-	-	118,094	118,094

Balance, September 30, 2006 (Unaudited)	19,119,400	$1,912	$5,052,187	$1,630,083	$162,907	$6,847,089

The accompanying notes are an integral part of these consolidated financial statements.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$2,165,606	$(214,472)	$1,688,699	$138,318
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	515,307	379,380	585,307	545,943
Deferred income taxes	(239,262)	(15,157)	10,876	-
Minority interest in income of subsidiaries	482,584	64,718	51,626	60,805
Stock issued for services	1,122,912	-	-	-
Change in current assets and liabilities:
Accounts receivable	(8,275,347)	(487,260)	(933,769)	(638,471)
Other receivables, net	(203)	724,159	670,892	320,627
Advances to suppliers	(35,078)	(62,208)	7,100	(50,026)
Inventory	2,220,140	(769,118)	(446,130)	144,342
Other current assets	42,906	(8,508)	(22,525)	(26,933)
Accounts payable	47,068	484,906	450,836	(154,525)
Other payables and accrued expenses	440,100	171,720	275,044	368,217
Advances from customers	183,863	(190,908)	(2,979,234)	330,861
Unearned revenue	(45,383)	132,710	86,909	(21,556)
Taxes and related payables	2,261,745	(39,248)	554,471	412,947
Net Cash Provided by Operating Activities	886,958	170,714	102	1,430,549

Cash Flows from Investing Activities:
Receivable from related parties	179,357	(243,128)	(129,216)	113,752
Collection of notes receivable	-	3,337	-	-
Restricted cash	(141,514)	-	(384,395)	-
Capital expenditures	(106,287)	(148,533)	(757,432)	(143,881)
Acquisition of land use rights	(20,202)	(630,462)	(627,797)	-
Net Cash Used in Investing Activities	(88,646)	(1,018,786)	(1,898,840)	(30,129)

Cash Flows from Financing Activities:
Due to related parties	(92,687)	29,122	576,124	-
Purchase of minority interest	(260,654)	-	-	-
Proceeds from long-term loans	419,636	1,213,418	-	-
Payments on long-term loans	-	(3,300,498)	(2,096,720)	-
Proceeds from short-term loans	2,518,830	7,644,536	9,867,176	737,569
Payments on short-term loans	(2,243,120)	(4,229,088)	(6,064,640)	-
Capital contribuiton from minority interest	-	-	-	24,134
Distribution to stockholders	-	-	-	(3,462,919)
Net Cash Provided by (Used In) Financing Activities	342,005	1,357,490	2,281,940	(2,701,216)

Effect of exchange rate changes on cash	(152,084)	(108,280)	30,574	3,314
Net Increase (Decrease) in Cash and Cash Equivalents	1,140,317	509,418	413,776	(1,297,482)
Cash and Cash Equivalents at Beginning of Period	1,104,043	690,267	690,267	1,987,749
Cash and Cash Equivalents at End of Period	$2,092,276	$1,091,405	$1,104,043	$690,267

The accompanying notes are an integral part of these consolidated financial statements.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2006	2005	2005	2004
Supplemental Information
Cash paid for interest	$207,576	$392,190	$74,863	$61,819

Noncash investing and financing activities
Reduction in carrying amount of assets related to
acquisition of minority interest	$428,230	$-	$-	$-
Conversion of common shares to minority interest	223,312	-	-	-
Proceeds of offering held in escrow receivable	1,522,470	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Notes to Consolidated Financial Statements
 (Information as of September 30, 2006 and for the Nine Months Ended
September 30, 2006 and 2005 is Unaudited)

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Nature of Business - China Shenghuo Pharmaceutical Holdings, Inc. (the “Company” or “the Parent” or “the Group”) and its subsidiaries designs, develops, markets, exports and sells pharmaceutical, nutritional supplements and cosmetic products throughout the People’s Republic of China (PRC) and abroad. The Company also conducts research and development for third parties as well as for itself using the medicinal herb Panax notoginseng, also known as Sanqi, Sanchi, or Tienchi and sells pharmaceutical, nutritional supplements and cosmetic products that contain this herb, which is grown in two provinces in the PRC. Sales from the cosmetic products represent less than 10% of total Company sales and revenue. The Company does not maintain accounting records by line of business as the Company’s subsidiaries sell products from multiple lines of business.

Organization - The Company was organized under the laws of the State of Delaware on May 24, 2005. On August 31, 2006, the Company consummated a share exchange agreement, as amended (“Agreement”), with Lan’s Int’l Medicine Investment Co., a Hong Kong corporation, and a shareholder holding 93.75% of the equity interest of Kunming Shenghuo Pharmaceuticals Co., Ltd. (“Shenghuo”) whereby the Company, in exchange for 15,213,000 shares of its common stock, acquired 93.75% of Shenghuo’s shares.

In addition, the Company agreed to cancel 2,036,000 shares of its common stock; issue 1,242,400 shares of its common stock and warrants to purchase 100,000 shares of its common stock (the “Warrants”) for services rendered, and issue 2,000,000 shares for $1,800,000 cash (less costs of $312,750). The Warrants vest immediately, have an exercise price of $2.50, and expire five years from the date of issue. As there was no written agreement for the services to performed, the warrants were expensed on the date that they were issued. As part of several agreements, the Company agreed to register the 1,242,400 shares of its common stock and the Warrants. The Company also agreed to register the 2,000,000 shares of common stock that were to be issued for cash and the 664,000 shares of common stock that were held by the Company’s shareholders immediately prior to the Agreement. As part of these agreements, the Company agreed to a penalty provision with certain shareholders. If the Company fails to register the 2,000,000 shares that were issued for cash due to failure on the part of the Company, the Company will pay to those shareholders a cash payment equal to 0.0333% of the purchase price of their respective shares for each business day of the failure. Similarly, if the Company fails to register 315,400 of the shares that were outstanding prior to the Agreement or the 1,042,400 shares issued for services rendered, due to failure on the part of the Company, additional shares of its common stock shall be issued to the respective shareholders in the amount of 0.0333% of their respective shares for each calendar day until the registration becomes effective. There is no penalty associated with the other shares or the Warrants.

Because the shares issued by the Company to Shenghuo’s shareholders in the aforementioned transaction represented a controlling interest, the transaction has been accounted for as a recapitalization or reverse merger with Shenghuo being considered the acquirer. The accompanying consolidated financial statements have been restated on a retroactive basis to present the capital structure of Shenghuo as though it were the reporting entity.

In October 1995, Shenghuo was formed under the laws of the Peoples Republic of China (“PRC”) and subsequently acquired an 80% interest in both Kunming Shenghuo Medicine Co., Ltd. (“Medicine”) and Kunming Pharmaceutical Importation and Exportation Co., Ltd. (“Import/Export”), and a 98.18% interest in Kunming Shenghuo Cosmetics Co., Ltd. (“Cosmetic”). All of these entities were also formed in and operate within the PRC. Stockholder’s equity was represented by share capital and no shares were outstanding prior to August 31, 2006. Share capital of Shenghuo prior to the consummation of the agreement was $2,660,760. On August 30, 2006, the minority shareholders of Medicine agreed to transfer 19% of their 20% interest to Shenghuo for $249,800 . Also on August 30, 2006, the minority shareholders of Import/Export agreed to transfer 19% of their 20% interest to Shenghuo for $24,980. Subsequent to these transfers, Shenghuo owns 99% of the equity interests in Medicine and Import/Export.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Notes to Consolidated Financial Statements
 (Information as of September 30, 2006 and for the Nine Months Ended
September 30, 2006 and 2005 is Unaudited)

Interim Unaudited Financial Statements - The accompanying unaudited condensed consolidated financial statements of the Company and its subsidiaries at September 30, 2006 and 2005 and for the nine months ended September 30, 2006 and 2005 reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of Management, are necessary to present fairly the consolidated financial position and results of operations of the Company for the periods presented. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

NOTE 2 - BUSINESS CONDITION

As of September 30, 2006 the Company had a working capital deficiency of $1,850,215 and during the nine months ended September 30, 2006, the Company used cash in operating activities of $886,958. In addition, the Company has outstanding at September 30, 2006, $10,399,417 of short-term notes payable. The Company is also involved in litigation with a former employee in the amount of $100,000 for not paying the judgment referred to in Note 12 in a timely matter. This amount has not been accrued in the financial statements. In order to mitigate these factors, the Company is attempting to control their future expenses, raise additional funds through supplementary equity financing and attempt to increase sales in future periods. Management is confident cash flows will be sufficient for the Company’s operations but there is no assurance that this will be the case.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Translating Financial Statements - The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the United States Securities and Exchange Commission. The functional currency of the operating subsidiaries in the PRC is the Chinese Yuan Renminbi (“CNY”); however, the consolidated financial statements have been expressed in United States Dollars (“USD”). The accompanying consolidated balance sheets have been translated into USD at the exchange rates prevailing at each balance sheet date. The consolidated statements of operations have been translated using the weighted average exchange rates prevailing during the operating periods of each statement.

Principles of Consolidation - The accompanying consolidated financial statements present the operations of the Company and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Notes to Consolidated Financial Statements
 (Information as of September 30, 2006 and for the Nine Months Ended
September 30, 2006 and 2005 is Unaudited)

Fair Values of Financial Instruments— The carrying amounts reported in the consolidated balance sheets for accounts receivables, other receivables, advances to suppliers, accounts payable, accrued liabilities and advances from customers approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of amounts due from related parties and amounts due to related parties were determined based upon the estimated discounted value of the future cash flows expected to be received from or paid on the financial instruments. The discount rates used were estimated based upon the risks associated with the financial instruments and based upon the Company’s estimated current incremental rate of borrowing. As a result, amounts due from related parties have a fair value at December 31, 2005 and December 31, 2004 of $168,846, and $43,254 respectively.

Cash and Cash Equivalents - The Company’s cash and cash equivalents are maintained in bank deposit accounts. The Company has not experienced any losses with respect to these deposits. Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less. The Company did not enter into any hedge contracts during any of the periods presented.

Accounts and Other Receivables and Allowance for Doubtful Accounts - Trade receivables and other receivables are carried at original invoiced amounts less an allowance for doubtful accounts. An allowance for uncollectible accounts receivable is established by charges to operations for amounts required to maintain an adequate allowance, in management’s judgment, to cover anticipated losses from customer accounts and sales returns. Such accounts are charged to the allowance when collection appears doubtful. Any subsequent recoveries are credited to the allowance account. Customers that have outstanding balances for longer than three months have their credit curtailed. Other receivables consist of business advances to employees for travel and related expenses and various prepaid expenses. As time passes from when advances are made to employees for travel and related expenses, the Company will create an allowance for these older receivables as the likelihood of collection from each particular employees decreases as their respective advances age. The Company believes that the allowance for doubtful accounts is consistent with industry standards in the PRC based on the products that are being sold.

Inventory - Inventories are stated at weighted average cost. When market value of the inventory products is lower than the weighted average cost, inventory is reduced to its net realizable value. Some of the Company’s inventory is held on a consignment basis. Inventory items held on consignment consist principally of pharmaceutical products.

Property and Equipment - Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Gains or losses on sales or retirements are included in the statements of operations in the period of disposition, determined by reference to their carrying amounts. The Company reviews its property and equipment periodically for changes in circumstances that would indicate its recoverable carrying value is less than its net book value. If such circumstances occur, impairment is charged to such items.

Intangible Assets - Acquisition costs of techniques, formulas, and land use rights are capitalized at their acquisition cost and amortized using the straight-line method over their estimated useful lives. For those intangible assets with legal protection over a specific period, their useful life is the protected period. Assets that do not have legal protection periods are amortized over their estimated useful life. Research and development costs are expensed during the period incurred. The Company does not capitalize internally generated intangible assets.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Notes to Consolidated Financial Statements
 (Information as of September 30, 2006 and for the Nine Months Ended
September 30, 2006 and 2005 is Unaudited)

Impairment of Long-Lived Asset - The Company reviews its long-lived assets, including intangibles, for impairment when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred that indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows from the related asset or group of assets over their remaining life in measuring whether the assets are recoverable. As of December 31, 2005, the Company does not consider any of its long-lived assets to be impaired.

Other Payables and Accrued Expenses - Other payables and accrued expenses consists of accrued payroll expense, accrued welfare expense and other various items.

Advances to Suppliers and Advances from Customers - The Company will often make advanced payments to suppliers for materials, or receive advance payments from customers. Advances to suppliers were $121,631, $84,434 and $89,292 as of September 30, 2006, December 31, 2005 and 2004, respectively. The advance payments to suppliers may include provisions that set the purchase price and delivery date of raw materials. Advances from customers were $437,475, $246,382 and $3,189,364 as of September 30, 2006, December 31, 2005 and 2004, respectively.

Revenue Recognition - The Company recognizes revenue when it is realized and earned. The Company considers revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured. Delivery does not occur until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

The Company recognizes revenue for its consignment sales only after the customer has checked the quality of the goods and the Company has received a written confirmation from the customer that they have accepted the goods.

Cost of Revenues - The cost of revenues are the direct expenses incurred in producing the pharmaceuticals and cosmetics, which include materials, wages, handling charges, and a portion of overhead expenses associated with the manufacture and delivery of products.

Shipping and Handling Costs - Shipping and handling billed to customers is recorded as revenue. Shipping and handling costs are included in cost of revenues.

Research and Development - The Company charges research and development costs to operations in the period incurred. The Company recognizes revenue from research and development activities in accordance with their revenue recognition policy as stated above. Because in many cases the Company cannot be assured that the terms of specific contracts can be fulfilled, the Company recognizes revenue only after all terms of a contract are complete.

Advertising - Advertising expense was $31,776 and $69,677 for the nine months ended September 30, 2006 and 2005, respectively and $99,272 and $64,842 for the years ended December 31, 2005 and 2004, respectively.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Notes to Consolidated Financial Statements
 (Information as of September 30, 2006 and for the Nine Months Ended
September 30, 2006 and 2005 is Unaudited)

Basic and Diluted Earnings (Loss) per Share - Basic and diluted earnings (loss) per share are calculated by dividing net earnings (loss) attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the year. Diluted earnings (loss) per share is calculated to give effect to potentially issuable dilutive common shares. The Company has 100,000 warrants outstanding, however as the market price of the shares is less than the exercise price of these warrants, no dilution is assumed to have occurred (Note 1).

Retirement Benefit Plans - The Company makes monthly contributions to various employee retirement benefit plans organized by provincial governments in the PRC in accordance with rates prescribed by them. The provincial governments undertake to assume the retirement benefit obligations of all existing and future retired employees of the Company. Contributions to these plans are charged to expense as incurred.

Comprehensive Income - Other comprehensive income presented in the consolidated financial statements consists of cumulative foreign currency translation adjustments.

Credit Risk - The carrying amounts of accounts receivable included in the balance sheets represent the Company’s major exposure to credit risk in relation to its financial assets. No other financial assets carry a significant exposure to credit risk. The Company performs ongoing credit evaluations of each customer’s financial condition. It maintains allowances for doubtful accounts and such allowances in the aggregate have not exceeded management’s estimations.

Recently Enacted Accounting Standards - On January 1, 2006, the Company adopted SFAS No. 151, Inventory Costs - An Amendment of ARB No. 43, Chapter 4 (“SFAS 151”). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and re-handling costs be recognized as current-period charges. Additionally, SFAS 151 requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The effects of adoption of SFAS 151 were not material.

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which revises SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123R also superseded APB 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Under SFAS 123R, share-based payments to employees, including the fair value of grants of employee stock options, are recognized in the income statement at their fair value, generally over the option vesting period. The effects of adoption of SFAS 123R were not material.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets—An Amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”). SFAS 153 eliminated the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The effects of adoption of SFAS 153 were not material.

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB No. 3, Reporting Accounting Changes in Interim Financial Statements. Statement 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. Statement 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. It is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made occurring in fiscal years beginning after June 1, 2005. The effects of adoption of SFAS 154 were not material.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Notes to Consolidated Financial Statements
 (Information as of September 30, 2006 and for the Nine Months Ended
September 30, 2006 and 2005 is Unaudited)

In June 2005, the FASB Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements. The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. The guidance is effective for periods beginning after June 29, 2005. The effects of adoption of EITF No. 05-6 were not material.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140 (SFAS 155). SFAS 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and related interpretations. SFAS 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and clarifies which interest-only strips and principal-only strips are not subject to recognition as liabilities. SFAS 155 eliminates the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for the Company for all financial instruments acquired or issued beginning January 1, 2007. The impact of adoption of this statement on the Company’s consolidated financial statements, if any, has not yet been determined.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140 (SFAS 140). SFAS 156 amends SFAS 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities and related interpretations. SFAS 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset. It also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. SFAS 156 permits an entity to use either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities. SFAS 156 is effective for the Company as of January 1, 2007. The impact of adoption of this statement on the Company’s consolidated financial statements, if any, has not yet been determined.

NOTE 4 - INVENTORY

Inventory consisted of the following:

	September 30,	December 31,
	2006	2005	2004
	(unaudited)
Raw materials	$618,642	$511,224	$390,268
Work-in-process	720,354	1,180,014	583,556
Finished goods	344,685	1,574,508	2,019,092
Product on consignment	458,248	1,039,631	760,082
Total Inventory	$2,141,929	$4,305,377	$3,752,998

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Notes to Consolidated Financial Statements
 (Information as of September 30, 2006 and for the Nine Months Ended
September 30, 2006 and 2005 is Unaudited)

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property and equipment consisted of the following:

	September 30,	December 31,
	2006	2005	2004

Buildings and land use rights	$5,264,755	$5,367,153	$4,526,167
Machinery	5,005,898	4,801,762	4,614,220
Other equipment	100,250	307,116	264,127
Vehicles	306,009	292,501	289,198
Total	10,676,911	10,768,532	9,693,712
Less accumulated depreciation	(3,138,831)	(2,606,685)	(2,020,584)
Net property, plant and equipment	$7,538,080	$8,161,847	$7,673,128

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which were as follows:

Life
Asset	(years)
Buildings and land use rights	30 - 50
Machinery	3 - 20
Other equipment	3 - 10
Vehicles	3 - 10

Depreciation expense was $504,181 and $379,380 for the nine months ended September 30, 2006 and 2005, respectively, and $585,307 and $545,943 for the years ended December 31, 2005 and 2004, respectively.

NOTE 6 - INTANGIBLE ASSETS

At December 31, 2005 the Company’s intangible assets consist of land use rights that were not currently being utilized but were held for future use as building sites. When utilized in the construction of buildings, the land use rights are reclassified as property, plant and equipment and are depreciated using the straight-line method over the remainder of their 50-year life. Estimated aggregate future amortization expense for the succeeding five years and thereafter as of December 31, 2005 was as follows:

2006	$14,835
2007	14,835
2008	14,835
2009	14,835
2010	14,835
Thereafter	563,724

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Notes to Consolidated Financial Statements
 (Information as of September 30, 2006 and for the Nine Months Ended
September 30, 2006 and 2005 is Unaudited)

NOTE 7 - NOTES PAYABLE

The Company’s notes payable consist of short and long-term debt that is payable to banks, governmental financial bureaus, municipalities and a company. The cash deposits that secure the short-term debt payable to banks have been classified as restricted cash on the balance sheet. The following schedule summarizes the Company’s debt obligations and respective balances at September 30, 2006, December 31, 2005 and 2004:

	September 30,	December 31,
	2006	2005	2004
	(unaudited)
Short-term notes payable to banks, interest at 5.3 to 6.1%,
various maturity dates, secured by property, plant,
equipment and intangible assets	$9,978,792	$9,042,062	$5,279,672
Short-term note payable to a finance bureau, interest at
1.8%, matured March 2003, secured by property	-	-	120,678
Short-term notes payable to suppliers, no interest rate,
various maturity dates, secured by cash deposits	420,625	384,395	-
Long-term note payable to a company, interest at 5.3%,
matured June 2003, unsecured	-	-	2,317,021
Long-term note payable to a municipality, no interest rate,
due on demand, unsecured	63,157	61,932	60,339
Long-term note payable to a finance bureau, interest at
1.5%, matured January 2003, unsecured	65,091	63,829	62,187
Long-term note payable to a bank, interest at 5.0%, matures
June 2023, secured by property	-	134,600	141,728
Long-term note payable to a bank, interest at 6.3%, matures
September 2007, secured by intangible assets	1,263,138	1,238,639	1,206,782
Long-term note payable to a bank, interest at 5.8%, matures
March 2007, secured by machinery	1,263,138	1,238,639	965,426
Long-term note payable to a bank, interest at 5.5%, matures
January 2007, secured by vehicle	4,391	11,934	20,355
	13,058,332	12,176,030	10,174,188
Less short-term notes and current maturities of long-term
debt	13,058,332	9,698,752	8,001,980
Long-term notes payable, net of current portion	-	2,477,278	2,172,208

Current portion of long-term debt past due	$65,091	$63,829	$2,379,209

The following table shows the schedule of principal payments under notes payable as of December 31, 2005:

Year ending December 31,	Payments
2006	$9,698,752
2007	2,477,278
$12,176,030

NOTE 8 - STOCKHOLDERS’ EQUITY

Between 1999 and 2003 shareholders contributed $6,123,679 of capital to the Company. The Company made payments to its variable interest parent company during the year ended December 31, 2004 in the amount of $3,462,920. Also, during the year ended December 31, 2004, the variable interest parent company, distributed these payments to the Company’s other major shareholder for the acquisition of the other major shareholder’s interest in the Company. This distribution has been recorded as a redemption of 21,115,661 shares of common stock.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Notes to Consolidated Financial Statements
 (Information as of September 30, 2006 and for the Nine Months Ended
September 30, 2006 and 2005 is Unaudited)

NOTE 9 - RELATED PARTY TRANSACTIONS

As of December 31, 2005 and 2004 the Company had receivables due from officers in the amount of $60,462 and $21,497, respectively and from its parent company in the amount of $117,671 and $24,136, respectively. There was no interest rate or terms for repayment associated with any of these receivables. Also at September 30, 2006, the company had payables due to officers in the amount of $311,328 and due to its parent company in the amount of $191,769. At December 31, 2005 the amounts payable to officers and to the parent company were $397,344 and $188,050, respectively. These amounts are due on demand and do not accrue interest.

During 1999 the Company entered into an agreement through its variable interest parent company whereby it acquired the rights to utilize certain techniques for fabricating and manufacturing products using the natural herb Sanchi. Terms of the agreement required an initial payment of $217,202 and a final payment of $3,885,496 upon receiving governmental approval and protection for the developed techniques. On July 13, 2006, such approvals had not been obtained and the parties to the agreement mutually agreed to terminate the agreement and the Company was allowed to retain the rights to the techniques and ownership of any research and development that had been undertaken with respect to the techniques.

NOTE 10 - INCOME AND OTHER TAXES

The Company is not subject to any income taxes in the United States, but is subject to corporate income tax in the PRC at a rate of 30% and a local income tax rate of 3%. However, because the Parent is located in a special region, it has a 15% corporate income tax rate. The Company recognizes deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases and any tax credit carry forwards available. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company has established a valuation allowance for all deferred income tax assets of Cosmetics due to the uncertainty of their realization. Income taxes payable are included in taxes and related payables on the accompanying balance sheet. Income taxes are not required to be paid to the PRC until after the end of the Company’s fiscal year.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Notes to Consolidated Financial Statements
 (Information as of September 30, 2006 and for the Nine Months Ended
September 30, 2006 and 2005 is Unaudited)

The Company is also subject to Value Added Tax (“VAT”) and other miscellaneous taxes including city construction tax, turnover tax and consumption tax. All enterprises that sell commodities, engage in repair and maintenance or import and export business in the PRC are subject to VAT tax. The standard rate for VAT tax is 17%. Once declared, VAT taxes are due on a monthly basis. Taxes and related payables are composed of the following:

	September 30,	December 31,
	2006	2005	2004

VAT taxes	$1,581,934	$379,980	$243,247
Income taxes	1,744,911	644,977	199,603
Other taxes	49,992	40,073	45,885
Total taxes and related payables	$3,376,837	$1,065,030	$488,735

The temporary differences and carryforwards which give rise to the deferred income tax asset are as follows:

	September 30,	December 31,
	2006	2005	2004

Net operating loss carryforwards	$371,510	$270,125	$269,735
Allowance for doubtful trade receivables	453,216	249,128	165,841
Allowance for doubtful other receivables	274,004	131,492	112,090
Total deferred income tax assets	1,098,730	650,745	547,666
Valuation allowance	(338,468)	(282,498)	(178,127)
Net deferred income tax asset	$760,262	$368,247	$369,539

Following is a reconciliation of income taxes calculated at the federal and local statutory rates to actual income tax expense:

	For the Nine Months		For the Year
	Ended September 30,		Ended December 31,
	2006	2005	2005	2004

Tax at statutory rate of 33%	$1,030,824	$(128,495)	$721,311	$127,070
Benefit of favorable rate	(389,437)	70,088	(373,929)	(28,826)
Benefit of operating loss carryforwards	-	-	-	-
Change in valuation allowance	55,970	(51,783)	98,085	87,665
Provision for (benefit from) income taxes	$697,357	$(110,190)	$445,467	$185,909

The provision for income taxes consisted of the following:

	For the Nine Months		For the Year
	Ended September 30,		Ended December 31,
	2006	2005	2005	2004

Current	$1,089,372	$(85,458)	$465,727	$177,732
Deferred	392,015	(24,732)	(20,260)	8,177
Provision for (benefit from) income taxes	$697,357	$(110,190)	$445,467	$185,909

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Notes to Consolidated Financial Statements
 (Information as of September 30, 2006 and for the Nine Months Ended
September 30, 2006 and 2005 is Unaudited)

NOTE 11 - LEASES

The Company has entered into agreements to lease land, buildings and certain equipment. The Company’s rent expense for the years ended December 31, 2005 and 2004 was $9,990 and $3,862, respectively. Future minimum lease payments under the agreements are as follows:

	December 31,
	2007	2006	Total
Future lease payment commitments	$12,204	$11,187	$23,391

NOTE 12- COMMITMENTS AND CONTINGENCIES

Economic environment - Since all of the Company’s operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies operating in the United States of America. These risks include, among others, the political, economic and legal environments and foreign currency exchange rate fluctuations. The Company’s operational results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to medical reforms and other laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. In addition, all of the Company’s revenue is denominated in the PRC’s currency CNY, which must be converted into other currencies before remittance out of the PRC. Both the conversion of CNY into foreign currencies and the remittance of foreign currencies abroad require approval of the PRC government.

Dependence on a single raw material - The primary ingredient in all of the Company’s products is Sanchi, a herb grown in two provinces of the PRC. The Company relies on its in-house purchasing department to acquire sufficient Sanchi at reasonable prices and may on occasion make advance payments to suppliers that include provisions setting the purchase price and delivery date. However, the Company is not reliant on a single source or supplier in order to obtain the Sanchi.

Contingent Liability - The Company was sued by a former employee for violation of his contract and the courts entered a judgment in favor of the employee in 2003 for $128,978, which included litigation costs. The Company accrued the liability for this loss at December 31, 2003 and paid the amount of the judgment on April 27, 2004. In 2006, the plaintiff has asked the court to have the Company pay a penalty for not paying the judgment timely in the amount of $100,000. While the court is in process on this issue, the court has frozen a bank account that has $105,284. This balance is classified as restricted cash on the balance sheet. No amount has been recorded on the Company’s books as no information suggests that it is probable a liability has been incurred and the amount of loss as a result of this litigation cannot yet be reasonably estimated.

Research and Development - During the year 2000, the Company entered into a contract to perform research and development activities for the Yunnan Science and Technology Management Committee. These services were performed from the years 2000 to 2004 with the total amount of revenue of $482,670 recognized during 2004.

NOTE 13 - GEOGRAPHIC INFORMATION

The Company derives its sales from China and from other various countries. Operations in China make up the majority of the Company’s sales, with a very small portion from other various countries. No revenues from external customers attributed to an individual foreign country are material. The following table summarizes sales by geographic location for the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005 and 2004:

	September 30,		December 31,
	2006	2005	2005	2004
Sales from China	$13,700,433	$5,702,817	$10,998,808	$7,597,590
Sales from other countries	96,340	57,097	67,975	-

         300,000 Shares of Common Stock

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.

[LOGO]

PROSPECTUS

WestPark Capital, Inc.

Until                  , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

_________, 2006

[ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated December 20, 2006

2,648,600 SHARES

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 2,648,600 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from the sales by the selling stockholders, but we will receive funds from the exercise of warrants held by selling stockholders, if exercised.

Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to submit application documents for the listing of our common stock on the American Stock Exchange. We propose to obtain the trading symbol “[____]”.

Once, and if, our shares of common stock are quoted on the American Stock Exchange and there is an established market for these shares, the selling shareholders may sell the shares from time to time at market price prevailing on the American Stock Exchange at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The purchase of the securities involves a high degree of risk. See section entitled “Risk Factors” beginning on page 6.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: ____________________, 2006

[ALTERNATE PAGE]

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2
SUMMARY FINANCIAL DATA	5
RISK FACTORS	6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	19
USE OF PROCEEDS	21
DIVIDEND POLICY	21
CAPITALIZATION	22
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	23
PRO FORMA FINANCIAL INFORMATION	24
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS	25
DESCRIPTION OF BUSINESS	37
MANAGEMENT	47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	51
BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	53
DESCRIPTION OF SECURITIES	54
SHARES ELIGIBLE FOR FUTURE SALE	58
PLAN OF DISTRIBUTION	57
SELLING STOCKHOLDERS	58A
LEGAL MATTERS	62
EXPERTS	62
ADDITIONAL INFORMATION	62
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
SIGNATURES	II-7

 Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

i

[ALTERNATE PAGE]

The Offering

Common stock offered by selling stockholders	2,648,600 shares(1)

Common stock outstanding	19,119,400 shares(2)

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders, except for funds from the exercise of warrants by the selling stockholders, if and when exercised.

(1)
Consists of 2,548,600 shares of our common stock that were issued to the selling stockholders and 100,000 shares of our common stock issued or issuable upon the exercise of warrants that were issued to the selling stockholders.

(2)
The number of shares of our common stock outstanding as of December 1, 2006, excludes (i) 100,000 shares of our common stock issuable upon exercise of outstanding warrants and (ii) up to 300,000 shares of our common stock (excluding an underwriters’ option to purchase an additional 45,000 shares to cover over-allotments) to be offered by us in a firm commitment public offering concurrently herewith.

Selling stockholders holding an aggregate of 2,000,000 shares of common stock have agreed not to sell any of these shares until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period.

SUMMARY FINANCIAL DATA

The following is a summary of consolidated statements of operations data for us for the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005 and 2004 and consolidated balance sheet data for us as of September 30, 2006 and December 31, 2005 and 2004. The following summary financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, related notes, and other financial information included herein. This information is only a summary. It does not necessarily represent or indicate what the financial position and results of operations of our company will be in the future.

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
Consolidated Statements of Operations	2006	2005	2005	2004
	(unaudited)	(unaudited)

Sale of Products	$13,796,773	$5,759,914	$11,066,783	$7,597,590
Comprehensive Income (Loss)	$2,283,700	$(205,500)	$1,735,564	$141,526
Basic and Diluted Earnings (Loss) Per Share	$0.13	$(0.01)	$0.10	$0.01

	September 30,	December 31,
Consolidated Balance Sheets	2006	2005	2004
	(unaudited)
Total Current Assets	$19,119,674	$10,429,658	$8,617,597
Total Assets	28,154,781	19,598,445	16,708,303
Total Current Liabilities	20,969,889	14,619,666	13,821,784
Total Liabilities	20,969,889	17,096,944	15,993,992
Total Stockholders' Equity	6,847,089	2,170,050	434,486

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, except for funds received from the exercise of warrants held by certain of the selling stockholders, if and when exercised.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant. We currently intend to retain our earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

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SELLING STOCKHOLDERS

The following table provides as of August 31, 2006 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

•	the number of shares owned by each stockholder prior to this offering;
•	the percentage owned by each stockholder prior to completion of the offering;
•	the total number of shares that are to be offered for each stockholder;
•	the total number of shares that will be owned by each stockholder upon completion of the offering; and
•	the percentage owned by each stockholder upon completion of the offering.

On August 31, 2006, concurrently with the close of the Share Exchange, we received gross proceeds of $1,800,000 in a private placement transaction (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 2,000,000 shares of common stock at $0.90 per share. We agreed to file a registration statement covering the common stock sold in the private placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor. The investors in the Private Placement also entered into a lock up agreement pursuant to which they agreed not to sell their shares until our common stock begins to be traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, after which their shares will automatically be released from the lock up on a monthly basis pro rata over a nine month period. The 2,000,000 shares are being registered under this prospectus.

In addition, at the closing of the Share Exchange, we issued 200,000 shares of our common stock and five year warrants to purchase 100,000 shares of our common stock at a per share exercise price of $2.50 for investor relations services (the “IR Securities”). We agreed to register the IR Securities, and the IR Securities are listed in the selling stockholder table below.

Furthermore, pursuant to the terms of the Share Exchange, we agreed to register a total of 664,000 shares of common stock held by our shareholders immediately prior to the Share Exchange. Of these 664,000 shares held by our shareholders, 348,600 shares would be covered by the resale registration statement filed in connection with the Private Placement and 315,400 shares that are held by affiliates of Westpark Capital, Inc. (“WestPark”) are to be included in a subsequent registration statement filed by us within ten days after the end of the six month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement. The 348,600 shares are being registered under this prospectus.

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Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby		Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
MidSouth Investor Fund LP	388,889	(3)	2.0%	388,889	(3)	—	—%
Public Equity Group, Inc.	300,000	(4)	1.6	300,000	(4)	—	—
Debbie Schwartzberg	255,640		1.3	255,640
J&N Invest, LLC	166,667	(5)	*	166,667	(5)	—	—
Fredric Colman	166,667		*	166,667		—	—
Arthur Luxenberg	111,111		*	111,111		—	—
Nutmeg Group	111,111	(6)	*	111,111	(6)	—	—
Rick Berdon Defined Benefit	81,000	(7)	*	81,000	(7)	—	—
Andrea Weinberger	61,111		*	61,111		—	—
Thomas J. Poletti	59,760		*	59,760
Paul Masters IRA	58,500	(8)	*	58,500	(8)	—	—
David Clarke	55,556		*	55,556		—	—
Douglas Kuber	55,556		*	55,556		—	—
Mark Nielsen	55,551		*	55,551		—	—
David E. and Marian L. Fass	41,667		*	41,667		—	—
Jeffrey Schnapper	41,667		*	41,667		—	—
Michael Ira Glantz	33,333		*	33,333		—	—
Richard A. & Donna C. Hoefer	33,333		*	33,333		—	—
Kathleen Datys	33,333		*	33,333		—	—
George Glenn Izmirian	33,330		*	33,330		—	—
Glenn Krinsky	33,200		*	33,200
David Grant Sinclair	27,778		*	27,778		—	—
Gil Raker & Nancy Raker Jt Ten WROS	27,778		*	27,778		—	—
David Weinberg	27,778		*	27,778		—	—
Michael Nimaroff	27,778		*	27,778		—	—
Kagel Family Trust	27,778	(9)	*	27,778	(9)	—	—
Howard Berg	27,778		*	27,778		—	—
Alvin S. Michaelson, Esq. Professional Corporate Retirement Trust	27,778	(10)	*	27,778	(10)	—	—
Israel J. and Marilyn Sue Freeman	27,778		*	27,778		—	—
Arthur Berrick & Sharon Berrick	27,778		*	27,778		—	—

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David C. Katz	22,222		*	22,222		—	—
Harry and Marilyn Datys	22,222		*	22,222		—	—
Heidtke & Co. 401(k) Plan	18,170	(11)	*	18,170	(11)	—	—
Dennis Holman	16,667		*	16,667		—	—
Jerry Nathan Riff	16,667		*	16,667		—	—
Miriam S. Mooney Trust FBO Catherine F. Sotto	16,667	(12)	*	16,667	(12)	—	—
Miriam S. Mooney FBO Joan F. Connolly	16,667	(12)	*	16,667	(12)	—	—
Miriam S. Mooney Trust FBO David R. Forrer	15,667	(12)	*	15,667	(12)	—	—
William Sheppard	13,889		*	13,889		—	—
Francis J. Elenio	13,889		*	13,889		—	—
Allan Berry	11,111		*	11,111		—	—
Howard Izes	11,111		*	11,111		—	—
Mitchell Yablonsky	11,111		*	11,111		—	—
Dennis O’Donnell	10,000		*	10,000		—	—
Anthony Richard Mormando	5,556		*	5,556		—	—

* Indicates less than 1.0%.

(1)
Based on 19,119,400 shares of common stock outstanding as of the date of this prospectus. The number of shares of our common stock outstanding excludes (i) 100,000 shares of our common stock issuable upon exercise of outstanding warrants and (ii) up to 300,000 shares of our common stock to be offered by us in a firm commitment public offering concurrently herewith.

(2)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.

(3)	Lyman O. Heidtke, as general partner, has voting and investment control over the shares owned by this entity.

(4)	Includes 100,000 shares of common stock underlying warrants that are currently exercisable. Brad Stewart has voting and investment control over the shares owned by this entity.

(5)	Jeffrey Rubin has voting and investment control over the shares owned by this entity.

(6)	Randall S. Goulding, as manager, has voting and investment control over the shares owned by this entity.

(7)	Rick Berdon, as owner, has voting and investment control over the shares owned by this entity.

(8)	Paul Masters has voting and investment control over these shares.

(9)	David L. Kagel has voting and investment control over the shares owned by this entity.

(10)	Alvin S. Michaelson has voting and investment control over the shares owned by this entity.

(11)	Lyman O. Heidtke, as trustee, has voting and investment control over the shares owned by this entity.

(12)	John O. Forrer, as trustee, has voting and investment control over the shares owned by this entity.

56C

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Except as described below and in this Selling Stockholders section, none of the selling stockholders, to our knowledge, has had a material relationship with our company other than as a shareholder at any time within the past three years:

•
Debbie Schwartzberg is a noteholder of the parent company of WestPark Capital, Inc., which entitles her to a 1.5% interest in the net profits of the parent company of WestPark Capital, Inc. Some of the controlling shareholders and control persons of WestPark Capital, Inc. were also, prior to the completion of the Share Exchange, controlling shareholders and control persons of our company, including Richard Rappaport, who is the Chief Executive Officer of WestPark and was the President and a significant shareholder of our company prior to the Share Exchange, and Anthony C. Pintsopoulos, who is the Chief Financial Officer of Westpark and was a controlling stockholders and an officer and director of our company prior to the Share Exchange. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with our company upon the closing of the Share Exchange.

•	Thomas Poletti is a partner of Kirkpatrick & Lockhart Nicholson Graham LLP, which is providing U.S. legal representation to us.

56D

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PLAN OF DISTRIBUTION

The selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

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LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart Nicholson Graham LLP, Los Angeles, California. A partner of Kirkpatrick & Lockhart Nicholson Graham LLP owns 59,760 shares of common stock of our company.

EXPERTS

The consolidated financial statements of China Shenghuo Pharmaceutical Holdings, Inc. as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004, appearing in this Prospectus and Registration Statement have been audited by Hansen, Barnett & Maxwell, PC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We filed a Form 10-SB with the SEC and, as a result, we are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

58

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of directors and officers

Under Section 145 of the General Corporation Law of the State of Delaware, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company’s bylaws provide for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. The Company’s bylaws further provide that its Board of Directors has discretion to indemnify its officers and other employees. The Company is required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the Company’s bylaws or otherwise. The Company is not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by its Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Company or its stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

The Company has been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the Company’s payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company will enter into indemnification agreements with each of its directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require the Company, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of the Company’s directors, officers or employees in which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

Item 25. Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee*		$1,140
NASD Filing Fee*		1,565
American Stock Exchange Listing Fee*		**
Transfer Agent Fees		**
Blue Sky Fees and Expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Miscellaneous		**
Total	$	**

*  All amounts are estimates other than the Commission’s registration fee, NASD filing fee and American Stock Exchange listing fee.

** To be completed by amendment.

Item 26. Recent sales of unregistered securities

On August 31, 2006, pursuant to the terms of the Exchange Agreement entered into by and between the Company, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd. (“Shenghuo China”) and Lan’s Int’l Medicine Investment Co., Limited, a Hong Kong corporation and shareholder holding 93.75% of the equity interest of Shenghuo China (“LIMI”), the Company issued 16,255,400 shares of common stock to the shareholder and its designees in exchange for 93.75% of the equity interest of Shenghuo China. Pursuant to the Exchange Agreement, as amended, we issued 15,213,000 shares of common stock to LIMI and 567,600 and 474,800 shares of common stock to Marvel International Limited and FirstAlliance Financial Group, Inc., respectively, as designees of the shareholder. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the LIMI, Marvel International Limited and FirstAlliance Financial Group, Inc. qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On August 31, 2006, immediately following the closing of the Share Exchange, the Company received gross proceeds of $1,800,000 in a private placement transaction (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, the Company sold an aggregate of 2,000,000 shares of its common stock at a price of $0.90 per share. The Company agreed to file a registration statement covering the common stock sold in the private placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving the Company’s securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On August 31, 2006, at the closing of the Share Exchange, the Company issued to an investment firm 200,000 shares of its common stock and five year warrants to purchase 100,000 shares of our common stock at a per share exercise price of $2.50 for investor relations services (the “IR Securities”). The securities were offered and sold to investment firm in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The investment firm qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 27. Exhibits

1.1*	Form of Underwriting Agreement

2.1
Share Exchange Agreement, dated as of June 30, 2006, by and among the Registrant, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., and Lan’s Int’l Medicine Investment Co., Limited (incorporated by referenced from Exhibit 2.1 to the Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on July 28, 2006).

2.1(a)
Amendment No. 1 to the Share Exchange Agreement, dated as of August 11, 2006, by and among the Registrant, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., and Lan’s Int’l Medicine Investment Co., Limited.

2.1(b)
Amendment No. 2 to the Share Exchange Agreement, dated as of August 28, 2006, by and among the Registrant, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., and Lan’s Int’l Medicine Investment Co., Limited (incorporated by reference from Exhibit 2.1(b) to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

3.1	Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on August 3, 2005).

3.2
Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on August 3, 2005, and incorporated herein by reference).

3.3	Articles of Merger Effecting Name Change (incorporated by reference from Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

5.1*	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.

10.1	Form of Subscription Agreement dated August 31, 2006 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.2
Employment Agreement dated December 3, 2004 by and between Gui Hua Lan and the Registrant (translated to English) (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.3
Employment Agreement dated December 3, 2004 by and between Feng Lan and the Registrant (translated to English) (incorporated by reference from Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.4
Employment Agreement dated December 3, 2004 by and between Lei Lan and the Registrant (translated to English) (incorporated by reference from Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.5
Employment Agreement dated December 3, 2004 by and between Qiong Hua Gao and the Registrant (translated to English) (incorporated by reference from Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.6
Employment Agreement dated December 3, 2004 by and between Peng Chen and the Registrant (translated to English) (incorporated by reference from Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.7
Employment Agreement dated December 3, 2004 by and between Zheng Yi Wang and the Registrant (translated to English) (incorporated by reference from Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.8
Joint Establishment Agreement of Kunming Shenghuo Pharmaceutical Science & Technology Development Co., Ltd. dated January 1, 2006 entered into by and between the Registrant and Beijing University Shijia Research Center (translated to English).

10.9
Joint Venture Agreement for Kunming Shenghuo Pharmaceutical Group Co., Ltd. dated May 22, 2006 entered into by and between Lan’s Int’l Medicine Investment Co., Limited and SDIC Venture Capital Investment, Co., Ltd. (translated to English).

10.10	Form of Lock Up Agreement for Investors in the August 2006 Private Placement.

16.1
Letter from AJ. Robbins, PC to the Securities and Exchange Commission dated September 1, 2006 (incorporated by reference from Exhibit 16.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

23.1	Consent of Hansen, Barnett & Maxwell, PC

23.2*	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1)

24.1**	Power of Attorney (included in signature page)

*  To be filed by amendment.
** Previously filed.

Item 28. Undertakings

The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:

The undersigned Registrant hereby undertakes that to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To including any prospectus by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

i	in any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred and paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that it will:

(i)
for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(ii)
for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the Securities Act to any purchaser, the undersigned small business issuer undertakes that:

(i) if the undersigned small business issuer is relying on Rule 430B:

(a) each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the undersigned small business issuer is subject to Rule 430C:

(a) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of Yunnan, People’s Republic of China, on the 20th day of December, 2006.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.

By:	/s/ Gui Hua Lan
Name	Gui Hua Lan
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Gui Hua Lan	Chief Executive Officer and Chairman of the	December 20, 2006
Gui Hua Lan	Board (Principal Executive Officer)

/s/ Qiong Hua Gao	Chief Financial Officer	December 20, 2006
Qiong Hua Gao	(Principal Financial and Accounting Officer)

*	President and Director	December 20, 2006
Feng Lan

*	Executive Director of Sales and Director	December 20, 2006
Lei Lan

*	Executive Director of Exports, Corporate	December 20, 2006
Zheng Yi Wang	Secretary and Director

* By: /s/ Gui Hua Lan
as Attorney in Fact

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement

2.1
Share Exchange Agreement, dated as of June 30, 2006, by and among the Registrant, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., and Lan’s Int’l Medicine Investment Co., Limited (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on July 28, 2006).

2.1(a)
Amendment No. 1 to the Share Exchange Agreement, dated as of August 11, 2006, by and among the Registrant, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., and Lan’s Int’l Medicine Investment Co., Limited.

2.1(b)
Amendment No. 2 to the Share Exchange Agreement, dated as of August 28, 2006, by and among the Registrant, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., and Lan’s Int’l Medicine Investment Co., Limited (incorporated by reference from Exhibit 2.1(b) to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

3.1	Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on August 3, 2005).

3.2
Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on August 3, 2005, and incorporated herein by reference).

3.3	Articles of Merger Effecting Name Change (incorporated by reference from Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

5.1*	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP

10.1	Form of Subscription Agreement dated August 31, 2006 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.2
Employment Agreement dated December 3, 2004 by and between Gui Hua Lan and the Registrant (translated to English) (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.3
Employment Agreement dated December 3, 2004 by and between Feng Lan and the Registrant (translated to English) (incorporated by reference from Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.4
Employment Agreement dated December 3, 2004 by and between Lei Lan and the Registrant (translated to English) (incorporated by reference from Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.5
Employment Agreement dated December 3, 2004 by and between Qiong Hua Gao and the Registrant (translated to English) (incorporated by reference from Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.6
Employment Agreement dated December 3, 2004 by and between Peng Chen and the Registrant (translated to English) (incorporated by reference from Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.7
Employment Agreement dated December 3, 2004 by and between Zheng Yi Wang and the Registrant (translated to English) (incorporated by reference from Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.8
Joint Establishment Agreement of Kunming Shenghuo Pharmaceutical Science & Technology Development Co., Ltd. dated January 1, 2006 entered into by and between the Registrant and Beijing University Shijia Research Center (translated to English).

10.9
Joint Venture Agreement for Kunming Shenghuo Pharmaceutical Group Co., Ltd. dated May 22, 2006 entered into by and between Lan’s Int’l Medicine Investment Co., Limited and SDIC Venture Capital Investment, Co., Ltd. (translated to English).

10.10	Form of Lock Up Agreement for Investors in the August 2006 Private Placement.

16.1
Letter from AJ. Robbins, PC to the Securities and Exchange Commission dated September 1, 2006 (incorporated by reference from Exhibit 16.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

23.1	Consent of Hansen, Barnett & Maxwell, PC

23.2*	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1)

24.1**	Power of Attorney (included in signature page)

*  To be filed by amendment.
** Previously filed.